SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

                              iDIAL NETWORKS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which the transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]       Fee paid previously with preliminary materials

     [ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                              iDIAL NETWORKS, INC.
                        2204 Timberloch Place, Suite 225
                           The Woodlands, Texas 77380

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                    The Woodlands, Texas
                                                    *, 2003

     This information statement has been mailed on or about *, 2003 to the stockholders of record on *, 2003 (the "Record Date") of iDial Networks, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority of stockholders of the Company, dated as of August 11, 2003. The actions to be taken pursuant to the written consent shall be taken on or about *, 2003, 20 days after the mailing of this information statement.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                          By Order of the Board of Directors,

                          /s/ Mark T. Wood
                          ----------------
                          Chairman of the Board and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 11, 2003

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated August 11, 2003, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2003:

     1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.005 per share (the "Common Stock"), of the Company from 500,000,000 shares to 1,000,000,000 shares; and

     2. To consider and vote upon a proposal to effect a one-for-one hundred fifty reverse stock split of the Company's common stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of August 11, 2003 have voted in favor of the foregoing proposals by resolution dated August 11, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2003.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     On August 11, 2003, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace
Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 530,000,000 shares consisting of
500,000,000 of common stock and 30,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 1,030,000,000. The Company currently has authorized (i) common stock of 500,000,000 shares and approximately 500,000,000 shares of Common Stock are issued and outstanding as of the Record Date and (ii) authorized preferred stock of 30,000,000 and 100,000 shares of Series A and Series B preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions. In addition, the increase in the authorized common stock will provide the Company with the needed capital to enter into the GlobalNet, Inc. acquisition and the related financing described below.

     Article IV of the Company's Certificate of Incorporation currently is as follows:

              "The Corporation is authorized to issue two classes of stock.
         One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

     Class             Par Value         Authorized Shares      Total
     ----------------- ----------------- -----------------  -----------------
     Common             $0.005            500,000,000          $2,500,000
     Preferred          $0.005             30,000,000            $150,000
                                         -----------------  -----------------
     Totals:                              530,000,000          $2,650,000"

     Upon approval of the amendment to increase the Company's authorized shares of common stock from 500,000,000 to 1,000,000,000, the Company Certificate of Incorporation will be as follows:

              "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

     Class             Par Value         Authorized Shares           Total
     ----------------- ----------------- -----------------  -----------------
     Common             $0.005            1,000,000,000            $5,000,000
     Preferred          $0.005               30,000,000              $150,000
                                         -----------------  -----------------
     Totals:                              1,030,000,000            $5,150,000"

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of * shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

     Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

          o In February 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $750,000 in convertible debentures and (ii) warrants to purchase 2,225,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or (ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%. As of September 15, 2003, $498,297.40 of note principal had been converted into

             167,461,789 shares of common stock.

          o In May 2003, we entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) convertible debentures at the investors election of up to $3,000,000 and (ii) warrants to purchase 1,500,000 shares of common stock. In May 2003 and June 2003, the Company issued $250,000 in convertible debentures for an aggregate of $500,000. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or (ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%. As of September 15, 2003, no note principal had been converted into common stock.

          o In August 2003, we entered into a Securities Purchase Agreement with five accredited investors for the sale of $1,750,000 in convertible debentures. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or (ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%. At the market price of $.05 as of September 15, 2003, the convertible debenture is convertible into approximately 1,093,750,000 shares of common stock. As of September, 2003, no portion of this note has been converted.

          o In August 2003, we entered into an Assignment and Assumption of Stock Purchase Agreement, as described, pursuant to which the Company is obligated to issue up to 2,392,221,188 shares of common stock, on a pre-reverse split basis, to Growth Enterprise Fund, S.A., whereby the Company acquired all of the issued and outstanding common stock of GlobalNet, Inc.

     Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

                  CHANGE IN CONTROL: THE GLOBALNET ACQUISITION

     On May 20, 2003, Growth Enterprise Fund, S.A. ("GEF"), a Panamanian corporation, and GlobalNet Systems, Inc. ("GNSI"), a wholly-owned subsidiary of GEF and a Florida corporation, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Titan Corporation ("Titan"), a Delaware corporation, and its wholly-owned subsidiary, GlobalNet, Inc. ("GlobalNet"), a Nevada corporation, whereby GNSI agreed to acquire 100% of the issued and outstanding common stock of GlobalNet from Titan in exchange for the assumption of certain liabilities of Titan (the "assumed liabilities"), and certain cash payment totaling approximately $1,100,000.

     Subsequently, on August 21, 2003, the Company entered into an Assignment and Assumption of Stock Purchase Agreement by and between the Company, GEF, GNSI and Titan (the "Assignment"), whereby GNSI transferred all of its rights and obligations under the Stock Purchase Agreement, including the right to receive all of the issued and outstanding common stock of GlobalNet, to the Company (the "Acquisition"). On August 21, 2003, amendments were made to the Stock Purchase Agreement to reflect certain payments made by GlobalNet after the date of the Stock Purchase Agreement. In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to the Company (the "GlobalNet Notes"). As consideration for the Acquisition which was completed on August 21, 2003, the Company and GEF engaged in the following transactions with Titan:

     o the Company issued a $1,500,000 principal amount promissory note to Titan (the "Titan Note");
     o    the Company paid $1,500,000 to Titan; and
     o    GEF paid $500,000 to Titan.

     In connection with the Assignment, on August 21, 2003, the Company entered into a Purchase Agreement with GEF whereby the Company issued to GEF a $500,000 principal amount promissory note, 100,000 shares of the Company' Series A
Preferred Stock, 100,000 shares of Series B Preferred Stock and 60% of the company's outstanding common stock(2,310,841,329 shares as of August 21, 2003; provided, however, in the event that Company does not payoff all of its outstanding secured convertible debentures purchased by an aggregate of five accredited investors purchased pursuant to the Securities Purchase Agreement dated February 2003, May 2003 and August 2003 prior to the expiration of 60 days from the date of this Agreement, then the Company will be required to issue 2,392,221,188 additional shares), which such issuance is subject to the Company filing its Certificate of Amendment to its Certificate of Incorporation. In connection with the Acquisition, the Company pledged 100% of the stock of GlobalNet and the GlobalNet Notes to Titan as collateral to secure payment of the assumed liabilities and the Titan Note.

     The shares of Series A Preferred Stock carry limited voting rights, have a stated value of $106 per share and pay cumulative dividends at the rate of $5.30 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $118,910 of the Series A Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series A Preferred Stock from the Company's Free Cash Balance, as defined in the Series A Preferred Stock Certificate of Designation. In addition, if the Company fails to make dividend payments on the Series A Preferred Stock, the Series A Preferred Stock is convertible into the Company's common stock at the option of the holder.

     The shares of Series B Preferred Stock have no limited voting rights, have a stated value of $50 per share and pay cumulative dividends at the rate of $2.50 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $56,090 of the Series B Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series B Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series B Preferred Stock from the Company's Free Cash Balance, as defined in the Series B Preferred Stock Certificate of Designation.

     The shares of common stock and preferred stock issued, or to be issued, in connection with the acquisition of GlobalNet were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the acquisition is a transaction not involving a public offering. All certificates evidencing these securities bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

     In connection with the Acquisition, the Company pledged 100% of the stock of GlobalNet and the GlobalNet Notes to Titan as collateral to secure payment of the assumed liabilities and the Titan Note. As a condition to the Acquisition, the Company's director prior to the transaction is required to appoint Robert Thorell and David Halpern as members of the Board of Directors.

     In order to fund the costs of the Acquisition, on August 21, 2003, the Company entered into a Securities Purchase Agreement with unrelated investors, in which the investors provided funding in the amount of $1,750,000. In exchange for such investment, the investors received convertible debentures.

     The debentures issued pursuant to the August 2003 Securities Purchase Agreement bear interest at 12% per year, mature two years from the date of issuance, and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or
(ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%.

     Further, in connection with the acquisition of GlobalNet, several stockholders of the Company were required to restructure their existing debt, including agreeing to a fixed conversion price for each shareholders' convertible debenture.

     This section and the section below entitled "The GlobalNet Acquisition Agreement" describe aspects of the GlobalNet Acquisition that we consider important, including the GlobalNet Acquisition Agreement, which is attached as Appendix A to this information statement. While we believe that this section covers the material terms of the GlobalNet Acquisition, it may not contain all of the information that is important to you.

                         DESCRIPTION OF GLOBALNET, INC.

Business Overview

     GlobalNet, Inc. ("GlobalNet") provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the United States and internationally. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. GlobalNet 's principal focus is providing service from the U.S. to Latin America, with 75% of its traffic terminating in Mexico. However, it has established relationships with affiliates worldwide, giving it the ability to carry traffic to more than 240 countries.

     GlobalNet is one of the top 10 U.S. service providers of outbound traffic to Latin America and counts among its customers more than 30 Tier 1 and Tier 2 carriers as well as a host of other well known global service providers and major international telecommunications providers organizations. Management has been successful in establishing and maintaining relationships with these customers as a result of its ability to provide consistent, cost effective and high quality service in the capacity constrained telecommunications corridors linking Latin America and the United States. This has been accomplished through the development of partnerships with several Mexican telecommunications companies, including Protel, Marcatel, Bestel and Alestra. Leveraging these relationships and the global reach of the Internet, GlobalNet has grown its revenues from $792,000 in 1997 to approximately $100 million in 2002.

GlobalNet History

     GlobalNet International was formed in 1996 to capitalize on the growth of the Internet Protocol as a communications transport medium for IP Telephony and other enhanced services. To date, GlobalNet has focused primarily on wholesaling international voice and facsimile communications services between the United States and Latin American countries, predominately Mexico.

     GlobalNet was formed on May 30, 2000 as a result of a "reverse merger" transaction, whereby GlobalNet International, Inc. merged with and into a subsidiary of Rich Earth, Inc. pursuant to an agreement and plan of merger, whereby 20,000,000 shares of Rich Earth common stock were issued in exchange for 100% of the common stock of GlobalNet International in a transaction accounted for as a reverse acquisition of Rich Earth by GlobalNet international. Prior to the reverse merger, Rich Earth was a non-operating public shell corporation with nominal assets. Following the reverse merger, the management of GlobalNet International controlled the merged company and the principal stockholders of GlobalNet International became principal stockholders of the merged company. Following the closing of the reverse merger, Rich Earth changed its name to GlobalNet, Inc. As a result of the reverse merger transaction, GlobalNet International continued as an operating entity and as a wholly-owned subsidiary of GlobalNet, Inc., and the historical financial statements of GlobalNet, Inc. replaced those of Rich Earth.

     On March 21, 2002, GlobalNet merged with a subsidiary of The Titan Corporation (Titan). In the merger, a wholly owned subsidiary of Titan merged into GlobalNet and all of GlobalNet's outstanding common shares and certain stock options and warrants were converted into Titan common shares, options and warrants, plus cash in lieu of fractional shares.

        INTERNATIONAL TELECOMMUNICATIONS SERVICES INDUSTRY BACKGROUND

International Telecom Services Market

The international telecommunications industry is undergoing a period of fundamental change that is expected to continue to result in significant growth in international telecommunications traffic and revenues. Numerous factors are driving the growth in demand for international telecommunications products and services. Those factors include:

     o    The globalization of the world's economies;
     o    The  worldwide  trend toward  deregulation  of the  telecommunications sector;
     o Declining prices and a wider selection of products and services driven by greater competition resulting from deregulation;
     o Increased telephone accessibility resulting from technological advances and greater investment in telecommunications infrastructure, including deployment of wireless networks;
     o    Increased international business and leisure travel; and
     o    Growth of packetized transmission of voice and data information.

By eroding the traditional monopolies held by major international telecommunications providers, deregulation is affording U.S.-based providers the opportunity to negotiate more favorable agreements with both the traditional administrations and emerging foreign providers. In addition, deregulation in certain foreign countries is enabling U.S.-based providers to establish local switching and transmission facilities to terminate their own traffic and carry international long distance traffic originating in those countries. Deregulation, privatization, the expansion of the resale market and other trends influencing the international telecommunications market are resulting in decreased termination costs, a proliferation of routing options and increased competition. Advances in technology have created multiple ways for carriers to provide customer access to their networks and services.

Overall, these changes have resulted in a trend towards bypassing traditional international long distance operating agreements as international long distance companies seek to operate more efficiently. In markets that have not deregulated or are in the process of implementing deregulation, international long distance carriers have used advances in technology to develop innovative alternative methods to meet customer demand.

Recent legislation and the World Trade Organization agreement among numerous countries are expected to lead to increased liberalization of the majority of the world's telecommunication markets. Specifically, the WTO Agreement has created a framework under which 69 countries committed to liberalize their telecommunications laws to permit increased competition and, in most cases, foreign ownership in their telecommunications markets, beginning in 1998.

Latin American Telecom Services Market

The vast majority of Latin America has yet to develop adequate communications infrastructure, making Latin America an attractive and growing market for telecommunications service providers. Currently, countries such as Mexico and Brazil bear exceptionally low telephone densities for countries with progressively rising standards of living, at 14% and 19%, respectively. Mexico, GlobalNet's primary market, has seen line penetration increase 9% annually from 1996 to 2002. According to the Telecommunications Industry Association, the Latin American telecommunications market (excluding Mexico) is projected to grow from $62.0 billion in 2000 to $128.1 billion in 2004, representing a compounded annual growth rate of 19.9%.

GlobalNet believes that Latin American traffic, including traffic between the United States and Latin America, will continue to grow faster than the international telecommunications market as a result of:

     o    Underlying economic growth within Latin America;
     o Growth of regional trade as a result of free trade initiatives such as NAFTA, Mercosur and the Andean Pact;
     o Deregulation and privatization of telecommunications carriers in the region;
     o    Projected regional increases in telephone density; and
     o    Increasing demand for bandwidth-intensive applications.

As a rule, Latin American countries have historically suffered from extremely low telephone density, and the markets have been subject to characteristically inefficient, poor-quality service, as well as the unavailability of new and innovative systems and services. In addition, the Latin American markets in which GlobalNet offers services, or in which GlobalNet seeks to compete, are generally characterized by a lack of fiber optic cable capacity. Existing satellite-based capacity offers limited capability to meet the increasing demand for bandwidth-intensive applications in GlobalNet 's targeted countries. GlobalNet believes that there is a growing demand for high-quality telecommunications services and applications such as data and VoIP throughout Latin America.

Mexican Telecommunications Market

Mexico's communications services market, estimated at $13.7 billion in 2000, is among the largest in Latin America, ranking second only to Brazil. According to Pyramid Research, Mexico's communications services revenues are projected to grow at a compounded annual growth rate of 12.4% to $30.1 billion by year-end 2005. Pyramid estimates that 88% of international long distance cross-border traffic calls originating in Mexico terminate in the U.S. Total international long distance outbound traffic is estimated to increase from 1.68 billion minutes in 2000 to 2.82 billion minutes in 2004.

The VoIP Services Market

According to TeleGeography, international long distance traffic is expected to grow from 132.7 billion minutes in 2000 to 248.7 billion minutes in 2004, a CAGR of 17%. The continuing rise of international voice traffic has been propelled by two broader trends: liberalization of international markets and growth of mobile telephony. International VoIP traffic, in particular, is growing very rapidly. Approximately 6% of international voice call volume travels over the Internet instead of traditional telephone networks. VoIP traffic tripled in 2000, increasing from 1.6 billion minutes in 1999 to 5.3 billion minutes in 2000, and is estimated to have reached 9.6 billion minutes in 2001. Approximately 32% of international VoIP traffic in 2000 was bound for Latin America and the biggest route for international VoIP traffic is the U.S. to Mexico, accounting for approximately 12% of transnational VoIP traffic.

                                    BUSINESS
Business Overview

GlobalNet provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the United States and internationally. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. GlobalNet's principal focus is providing service from the U.S. to Latin America, with 75% of its traffic terminating in Mexico. However, it has established relationships with affiliates worldwide, giving it the ability to carry traffic to more than 240 countries.

GlobalNet is one of the top 10 U.S. service providers of outbound traffic to Latin America and counts among its customers more than 30 Tier 1 and Tier 2 carriers as well as a host of other well known global service providers and major international telecommunications providers organizations including AT&T, MCI/WorldCom, Qwest, Global Crossing, IDT, Tricom, Telecom New Zealand,
Broadwing and ITXC. Management has been successful in establishing and maintaining relationships with these customers as a result of its ability to provide consistent, cost effective and high quality service in the capacity constrained telecommunications corridors linking Latin America and the United States. This has been accomplished through the development of partnerships with several Mexican telecommunications companies, including Protel, Marcatel, Bestel and Alestra.

Services

GlobalNet provides the following services to its carrier customers:

International Wholesale Termination. GlobalNet provides international wholesale voice and fax termination to Mexico, Central and South America. GlobalNet operates two Lucent Excel IP gateway switches. The New York switch serves as a gateway for refile and carrier exchange traffic. The San Antonio switch serves as the gateway to Latin America. GlobalNet's competitive advantage to these destinations is the result of unique, bilateral relationships, which it has cultivated with emerging carriers and major international telecommunications providers in the respective countries. GlobalNet competes in other worldwide destinations through aggressively managed carrier traffic exchange agreements. High volume, active network management and aggressive acquisition and sale of international routes have all been key elements to the success of the international wholesale carrier program. By offering additional high quality VoIP routes to Latin America, GlobalNet will continue to grow the wholesale carrier program by executing new interconnection agreements with domestic U.S. and international carriers.

Bi-Directional Switched Voice and Fax. GlobalNet provides international voice and data services over a private IP network to international carriers and service providers throughout Mexico and Central and South America. GlobalNet is able to offer international carriers the ability to route international voice and fax calls over its IP backbone to the United States and worldwide at reduced costs while providing reliable, high quality service via new technology. Many carrier customers have become strategic partners of GlobalNet, allowing GlobalNet to gain access to its partners' networks, which cut its costs for international traffic termination.

Business and Growth Strategy

Expand Network Facilities. GlobalNet intends to continue expanding its U.S. and Latin American network by acquiring and building additional switching facilities for the provisioning of voice, video, data and Internet services. GlobalNet also intends to deploy local and long distance facilities where appropriate and the investment is justified. GlobalNet's objectives in making these investments are to: (i) provide "on-net" capacity to allow growth in its voice services business; (ii) increase profitability for switched services by reducing the amount of traffic terminated by other long distance carriers pursuant to resale arrangements; and (iii) use the expanded network as a platform to support advanced, bandwidth intensive data and Internet applications.

Expand Sales to Existing Customers. GlobalNet plans to expand sales to its existing customer base through more targeted and aggressive marketing of its services, by leveraging the efficiencies generated from growing network traffic to provide more competitive pricing on existing routes and by expanding its network to additional destinations to obtain greater volume of traffic from existing customers.

Expand GlobalNet Network to Other Latin American Countries. GlobalNet plans to expand its network to additional Latin American territories, including Brazil, Argentina, Chile, Colombia, Peru, Uruguay, Guatemala, El Salvador and Puerto Rico and is currently in discussions with a number of in-country carriers to establish interconnection agreements and expand its presence into these markets. GlobalNet believes that by building more routes to support "on-net" traffic, it will be able to acquire a greater portion of the traffic to these Latin American destinations while providing more competitive pricing and increasing margins for these routes.

Network Description

The GlobalNet network is a combination of (i) IP-based VPNs with service level agreements to assure the highest levels of performance, (ii) the public Internet that expands geographic coverage beyond the reach of private networks and (iii) fixed cost point-to-point fiber optic facilities for domestic and international private line transport. GlobalNet is expanding its international connection points with the establishment of additional contracts with international carriers. GlobalNet has also internally developed a VoIP interoperabitity gateway that enables communications between VoIP networks without causing deterioration in call quality. The deployment of these IP gateway devices are facilitating quicker customer connections on a global basis.

GlobalNet currently manages its own telecommunications network and utilizes the transmission capacity of several carriers. GlobalNet is increasing the percentage of traffic it carries on its network or "on-net", enabling it to increase margins and profitability while ensuring quality. In addition, GlobalNet's use of multiple carriers increases cost efficiencies by establishing additional routing capability and enables GlobalNet to obtain sufficient capacity to support rapid growth. GlobalNet's IP network currently serves more than 19 countries with over 250 points of presence.

GlobalNet's present network uses the Internet, fixed cost point-to-point fiber optic facilities and other international private line capacity for physical transport. GlobalNet is expanding its network by installing additional IP transmission and switching equipment in its targeted U.S. and Latin American markets to provide more cost efficiencies and savings by routing an increasing portion of traffic "on-net."

GlobalNet owns and operates two Lucent Excel Exchange Plus IP gateway switches with a total capability of 28,800 Dynamic Server Object (DSO) ports. The New York switch serves as a gateway for refile and carrier exchange traffic and the San Antonio switch serves as the gateway to Central and South America and can provide prepaid calling card services. Lucent's MaxTNT and Cisco 5350 VoIP gateways are also used between the GlobalNet switches and international destinations in the network, providing GlobalNet with a scaleable solution that allows the transport of voice, data and Internet traffic as well as QoS assurances. The GlobalNet network also includes backbone connections and routing and gateway equipment in Miami, FL, McAllen, TX, and Reynosa, Monterey and Mexico City, Mexico.

Customers

A significant portion of GlobalNet's revenues are concentrated among a few large customers. For the years ended December 31, 2001 and December 31, 2002, GlobalNet's largest customer represented 62% and 63% of total revenue, while the three largest customers represented 76% and 77% of total revenue, respectively. Further, for the six month period ended June 28, 2003, the largest four customers represent 80% of the total revenue, while the largest customer represented 50% of the total revenue.The loss of any of the foregoing customers would have a significant adverse impact on GlobalNet.

Sales and Marketing

GlobalNet  employs  its own  salesforce  along with  outside  agents to generate customer leads. GlobalNet's internal salesforce consists of two full-time account executives responsible for business development activities and the management of existing accounts. Compensation for Account executives is comprised of a nominal salary and performance-based commissions. GlobalNet also employs outside agents to generate leads.

GlobalNet's sales process begins with the introduction of GlobalNet's services to a potential client and is followed by contract negotiations (i.e., payment terms, security deposit, dispute process, etc.) and a discussion of the types of interconnection options available (i.e., TDM (Time Division Multiplexing) or Public IP). GlobalNet then offers the customer route rates and allows the customer to test those routes. GlobalNet's ongoing services to its customers include account maintenance which involves updating route rates on a regular basis and assuring quality of service.

Technology

Network Management and Information Systems

GlobalNet's network management and information systems enable it to:

     o Economically and efficiently route traffic over the GlobalNet network and the networks of other carriers;
     o Offer reliable services with high call completion rates and voice quality; and
     o    Manage an advanced voice and data multi-service IP platform.

These systems, particularly their ability to provide flexible, high quality service to international destinations, provide GlobalNet with a competitive advantage relative to many other providers of telecommunications services.
GlobalNet monitors its network and initiates changes to the overall switch network and traffic routing where appropriate using SS7 and ISDN signaling to optimize routing and minimize costs. Because a substantial portion of the traffic carried terminates internationally and completions vary by carrier, GlobalNet monitors the completion efficiencies of its suppliers.

GlobalNet's proprietary systems management software, known as INTE-GRATE, seamlessly integrates data access for sales, operations and traffic analysis functions and significantly enhances customer service. The INTE-GRATE system features a central data source that eliminates duplicate entry of information and provides GlobalNet personnel with readily accessible, real-time data to meet customer needs. Additionally, INTE-GRATE tracks rapidly changing vendor costs to determine the most cost-effective routing, and loads the new information into the network with minimal manual intervention. The system permits GlobalNet to make substantial routing changes in order to take advantage of pricing changes.

GlobalNet has also deployed an advanced suite of applications to monitor faults and availability of services throughout its VoIP network. These network applications provide real-time, proactive monitoring of faults throughout the GlobalNet infrastructure, allowing network engineers and operations personnel to address potential problems before they cause disruptions in service. In addition, the system provides GlobalNet with the capability of generating detailed network performance analysis reports that assist in determining which services and customers could potentially be affected by problems on the network.

Competition

The international telecommunications market is highly competitive. The principal competitive factors include price, quality of service, network capacity, geographic coverage, reliability of the network and customer service.

Competition comes from:

- global carriers such as AT&T, MCI WorldCom, Telefonica and Telmex that operate large legacy networks; and
- newer IP-based providers such as ITXC, iBasis, and Deltathree that utilize the Internet to transport traffic.

GlobalNet is currently taking and will continue to take steps to respond to the competitive pressures being placed on its IP-based network services as a result of the recent innovations in the transport of voice and data over the Internet. GlobalNet's future consolidated operating results and financial condition are substantially dependent on its ability to continue to develop improvements to its IP-based network in order to maintain functional advantages over competing service providers.

Licenses

GlobalNet believes it has all material licenses required to perform its services and that GlobalNet's ability to conduct business will not be limited by licensing  requirements.  GlobalNet  holds  an FCC  Section  214  long  distance license, allowing GlobalNet to provide facilities-based long distance telecommunication services and to resell long distance services in the United States. In addition, GlobalNet relies on local partners' in-country licenses for termination services outside the United States.

Government Regulations

The regulatory treatment of Internet telephony varies widely from country to country. Most countries have not yet addressed Internet telephony with legislation. To date, the U.S. Congress has adopted legislation that regulates certain aspects of the Internet including Internet spamming, database privacy, gambling, pornography, Internet fraud, privacy and digital signatures. However, GlobalNet believes that the services it provides over the Internet are not currently regulated in the United States. The Federal Communications Commission is examining various initiatives, which may affect the provision of Internet telephony and its regulatory status.

Suppliers

GlobalNet's key suppliers are Mexican carriers that terminate traffic in Mexico. These carriers include Protel, Marcatel, Alestra, Bestel, Novatel, Avantel, NetServices, AGC and BasicNet. Other suppliers and affiliates outside Mexico include Bridgeport, Corisat, DNS, Premium Poland, EADS Multicoms, GNT, Passport IVN, SMFT and Vinculum. GIobaINet does not depend upon any single supplier. Because GlobalNet has multiple sources of supply, there have not been difficulties in obtaining adequate sources of supply and adequate alternatives to satisfy customers.

Employees

As of July 18, 2002, GlobalNet employed 22 people of which 13 are located in GlobalNet 's corporate offices in Lombard, Illinois, 3 in Marietta, Georgia, 5 in San Antonio, Texas, and 1 in Garden City, New York.

GlobalNet has 3 employees in engineering, 8 employees in operations, 2 employees in sales and marketing and 9 employees in general and administrative positions.

Legal Proceedings

GlobalNet is from time to time subject to litigation incidental to its business. GlobalNet believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity.

The XEX Consulting Company, Inc. - In November 2001, an action was filed against GlobalNet and others by XEX Consulting Company, Inc. (XEX). The Complaint alleged, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. On June 25, 2003, GlobalNet and XEX reached a settlement agreement, whereby XEX agreed to voluntarily dismiss its complaint against GlobalNet without prejudice in exchange for no monetary consideration.

Wholesale Telecom Corporation - In October 2001, GlobalNet filed a complaint against Wholesale Telecom Corporation (WTC) in the Circuit Court of the 11th Judicial Circuit for Dade County (Florida) seeking to recover $536,579 (plus interest since October 23, 2000) of past-due unpaid amounts for telecom services provided by GlobalNet. In June 2002, WTC filed a counterclaim alleging violations of the Communications Act and fraud, and seeking punitive damages in excess of $1 million. The counterclaim alleges that GlobalNet has "knowingly issued fraudulent invoices". GlobalNet believes that it has good and meritorious defenses against the counterclaim.

Manuel Dreyfus - On February 25, 2003, Manuel Dreyfus filed a complaint against GlobalNet and its former President. The complaint seeks to recover $40,000 of expenses that the plaintiff claims to have incurred on behalf of Global Telekom Ventures, Inc. (GTV), a company owned by GlobalNet's former President, in 1998 and 1999. GlobalNet has never had an equity interest and/or a commercial relationship with GTV. The plaintiff also alleges that he had an oral one-year employment agreement with GlobalNet and that he was verbally granted 100,000 shares of GlobalNet's common stock. The plaintiff alleges that GlobalNet was in breach of this oral employment agreement when he was terminated in November 2000 and that he is owed 100,000 shares of GlobalNet's common stock. GlobalNet believes that it has good and meritorious defenses against the complaint and has filed a motion to dismiss.

Interwest Transfer Co., Inc. - Interwest Transfer Co., Inc. (Interwest) was the transfer agent of Rich Earth, Inc. (Rich Earth), a publicly traded shell company acquired by GlobalNet in a "reverse merger" transaction in May 2000. Interwest is currently a defendant in the litigation between two former shareholders of Rich Earth over the ownership of a stock certificate. Under the transfer agent agreement between Interwest and Rich Earth, GlobalNet (as the successor company of Rich Earth) is indemnifying Interwest from any potential loss (and legal expenses) that could arise from such litigation. GlobalNet believes that the resolution of this litigation will not have a material adverse effect.

Star Telecommunications, Inc. - On May 15, 2003, an action was commenced in the United States Bankruptcy Court for the District of Delaware against GlobalNet by the Liquidating Trustee of the Star Creditors' Liquidating Trust (Star Creditors' Liquidating Trust). The complaint alleges that GlobalNet received preferential payments of $754,548 from Star Telecommunications, Inc. (Star) within the 90 days prior to Star's Chapter 11 bankruptcy filing on March 13, 2001 and seeks the refund of these payments. On September 9, 2003, GlobalNet accepted a proposal from Star Creditors' Liquidating Trust to settle this matter for $15,000 in exchange for a mutual release.

Taxes

As of December 31, 2002, GlobalNet has Federal net operating loss carryforwards ("NOLs") of $31.8 million. Such losses are available to offset future taxable income and expire from 2020 to 2022. There are annual limitations on the amount of carryforwards that can be utilized in the event of a change in control.

Properties

GlobalNet's principal executive office is located in Lombard, Illinois, where it leases approximately 6,700 square feet at a cost of $9,668 per month. The lease expires on February 28, 2004.

GlobalNet's operations department and international gateway for Latin America are located in San Antonio, Texas, where GlobalNet leases approximately 6,100 square feet of office space. The monthly lease payments amount to $4,945 per month and the lease expires on April 30, 2005.

GlobalNet also leases space in Garden City, New York, in accordance with a co-location agreement with MCI Worldcom Network Services, Inc., where it has its international gateway for the rest of the world. Monthly payments under the co-location agreement are $11,700 per month and the lease expires on September 19, 2002.

GlobalNet believes its facilities are sufficient to meet its current and reasonably anticipated future requirements or that additional or substitute space will be available on commercially reasonable terms.

Risks Relating to Our Current Financing Arrangements:

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of September 16, 2003, we had 499,991,064 shares of common stock issued and outstanding and convertible debentures in the aggregate principal amount of $2,501,702.60 outstanding that may be converted into an estimated 1,563,500,000 shares of common stock at current market prices, outstanding warrants to purchase 3,750,000 shares of common stock. Furthermore, there are currently outstanding no options to purchase shares of our common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures and exercise of the reset option may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures, exercise of the reset option and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The conversion price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

     The conversion price of the Company's convertible debentures is $.0016, however, in the event that the Company's market price of its common stock is below $.0016, then the convertible debentures are convertible into common stock at a 60% discount. Therefore, in the event that the Company's market price is below $.0016, the Company's obligation to issue shares upon conversion of its convertible debentures is essentially limitless. The following is an example of the amount of shares of the Company's common stock that are issuable after the market price of our common stock has declined to a level below $.0016, upon conversion of all of its convertible debentures in the amount of $2,501,702.60 (excluding accrued interest and penalties), based on market prices 25%, 50% and 75% below the price of $.0016:


                                                   Number              % of
% Below       Price Per        With Discount     of Shares           Outstanding
Market        Share            at 60%            Issuable            Stock*
------        -----            ------            --------            ------

25%           $.0012           $.0009            2,779,669,555       41.43%
50%           $.0008           $.0004            6,254,256,500       61.41%
75%           $.0004           $.0002            12,508,513,000      76.09%

* Percentage based on 3,929,527,215 shares of common stock outstanding of which 499,991,064 are currently outstanding and 3,429,536,151 are required to be issued pursuant to various contractual arrangements upon increasing the Company's authorized common stock.

     As  illustrated,  in the event  that the  Company's  market  price is below
$.0016, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures. We will be in default under the convertible debentures if we are not able to fully satisfy the conversion due to the unavailability of shares of common stock.

The adjustable conversion price feature of our convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

     In the event that our market price is below $.0016, the convertible debentures are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99%, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debentures may not be adequate If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and intend to register may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

     Since February 2003, we have sold of an aggregate of $3,000,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the related Securities Purchase Agreements, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Business:

Fluctuations In Our Quarterly Results Of Operations That Result From Various Factors Inherent In Our Business May Cause The Market Price Of Our Common Stock To Fall.

     Our revenue and results of operations have been volatile and may continue to fluctuate significantly from quarter to quarter in the future due to a number of factors, many of which are not in our control, including, among others:

     - the amount of traffic we are able to sell to our customers, and their decisions on whether to route traffic over our network;
     -    pricing pressure in the international long distance market;
     - the percentage of traffic that we are able to carry over the Internet, or over our dedicated international private circuit lines, rather than over the more costly traditional public-switched telephone network;
     - loss of arbitrage opportunities resulting from declines in international settlement rates or tariffs;
     - our ability to negotiate changes in the termination fees charged by our local providers when our margins deteriorate;
     -    capital expenditures required to expand or upgrade our network;
     -    changes in call volume among the countries to which we complete calls;
     - technical difficulties or failures of our network systems or third-party delays in expansion or provisioning system problems; and
     - our ability to offer value-added services that are appealing to the market.

     Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations will be significantly lower than the estimates of public market analysts and investors. Such a discrepancy could cause the price of our common stock to decline significantly.

If The Internet Does Not Continue To Grow As A Medium For Voice And Fax Communications, Our Business Will Suffer.

     The technology that allows voice and fax communications over the Internet, and the delivery of other value-added services, is still in its early stages of development. Historically, the sound quality of calls placed over the Internet was poor. As the Internet telephony industry has grown, sound quality has improved, but the technology requires further refinement. Additionally, as a result of the Internet's capacity constraints, callers could experience delays, errors in transmissions or other interruptions in service. Transmitting telephone calls over the Internet must also be accepted as an alternative to traditional voice and fax service by communications service providers. Because the Internet telephony market is new and evolving, predicting the size of this market and its growth rate is difficult. If our market fails to develop, then we will be unable to grow our customer base and our results of operations will be adversely affected.

If The Internet Infrastructure Is Not Adequately Maintained, We May Be Unable To Maintain The Quality Of Our Services And Provide Them In A Timely And Consistent Manner.

     Our future success will depend upon the maintenance of the Internet infrastructure, including a reliable network backbone with the necessary speed, data capacity and security for providing reliability and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or bandwidth requirements, the Internet may become congested and be unable to support the demands placed on it and its performance or reliability may decline thereby impairing our ability to complete calls using the Internet at consistently high quality. The Internet has experienced a variety of outages and other delays as a result of failures of portions of its infrastructure or otherwise. Any future outages or delays could adversely affect our ability to complete calls. Moreover, critical issues concerning the commercial use of the Internet, including security, cost, ease of use and access, intellectual property ownership and other legal liability issues, remain unresolved and could materially and adversely affect both the growth of Internet usage generally and our business in particular.

We Cannot Be Certain That Our Ability To Provide Our Communications Services Using The Internet Will Not Be Adversely Affected By Computer Vandalism.

     Recently, computer vandals have caused certain leading Internet sites to shut down temporarily and have materially affected the performance of the Internet during key business hours by bombarding targeted sites with numerous false requests for data. While we do not operate any websites like those recently affected, we do rely on the Internet to deliver our international communications services. If the overall performance of the Internet is seriously downgraded by such website attacks or other acts of computer vandalism, our ability to deliver our communication services over the Internet could be adversely impacted, which could cause us to have to increase the amount of traffic we have to carry over alternative networks, including the more costly public-switched telephone network. In addition, traditional business interruption insurance may not cover losses we could incur because of any such disruption of the Internet. While some insurers are beginning to offer insurance products purporting to cover these losses, we do not have any of this insurance at this time.

International Governmental Regulation And Legal Uncertainties Could Limit Our Ability To Provide Our Services Or Make Them More Expensive.

     The regulatory treatment of Internet telephony outside of the United States varies widely from country to country. A number of countries currently prohibit or limit competition in the provision of traditional voice telephony services. Some countries prohibit, limit or regulate how companies provide Internet telephony. Some countries have indicated they will evaluate proposed Internet telephony service on a case-by-case basis and determine whether to regulate it as a voice service or as another telecommunications service, and in doing so potentially imposing settlement rates on Internet telephony providers. Finally, many countries have not yet addressed Internet telephony in their legislation or regulations. Increased regulation of the Internet and/or Internet telephony providers, or the prohibition of Internet telephony in one or more countries, could limit our ability to provide our services or make them more expensive.

     In addition, as we make our services available in foreign countries, and as we work to enable sales by our customers to end-users in foreign countries, such countries may claim that we are required to qualify to do business in that particular country, that we are otherwise subject to regulation, including requirements to obtain authorization, or that we are prohibited in all cases from conducting our business in that foreign country. Our failure to qualify as a foreign corporation in a jurisdiction in which we are required to do so or to comply with foreign laws and regulations could seriously restrict our ability to provide services in such jurisdiction, or limit our ability to enforce contacts in that jurisdiction. Our customers also currently are, or in the future may become, subject to these same requirements. We cannot assure you that our customers are currently in compliance with any such requirements or that they will be able to continue to comply with any such requirements. The failure of our customers to comply with applicable laws and regulations could prevent us from being able to conduct business with them. Additionally, it is possible that laws may be applied by the United States and/or other countries to transport services provided over the Internet, including laws governing:

     -    sales and other taxes;
     -    user privacy;
     -    pricing controls;
     -    characteristics and quality of products and services;
     -    consumer protection;
     - cross-border commerce, including laws that would impose tariffs, duties and other import restrictions;
     -    copyright, trademark and patent infringement; and
     - claims based on the nature and content of Internet materials, including defamation, negligence and the failure to meet necessary obligations.

If foreign governments or other bodies begin to regulate or prohibit Internet telephony, this regulation could have a material adverse effect on our ability to attain or maintain profitability.

Our Operations In Mexico And Latin American Countries May Be Less Profitable Than We Have

Anticipated.

     GlobalNet's Latin American strategy is founded on the deregulation of countries in the region. This deregulation may not occur or could be delayed in each of the targeted counties.

     Operations in each of the targeted countries will be less profitable or prevented completely if there is non-performance or malfeasance on the part of any of the partners in the targeted countries, as GlobalNet's business plan relies on cooperation from local partnerships.

     There are additional economic risks in operating in Latin American countries. Changes in a targeted country's national or local economy could adversely impact our business. In addition, exchange rate changes in each of these countries could also negatively affect GlobalNet.

     Political unrest or civil war is a possibility and could adversely affect GlobalNet.

     Inherent in the strategy of selecting highly profitable emerging markets to conduct business is that these markets attract other companies seeking deregulation, and may result in markets with increased competition. These increased competition may result in reduced profitability for GlobalNet.

The Telecommunications Industry Is Subject To Domestic Governmental Regulation And Legal Uncertainties Could Limit Our Ability To Provide Our Services Or Make Them More Expensive.

     While the Federal Communications Commission has tentatively decided that information service providers, including Internet telephony providers, are not telecommunications carriers for regulatory purposes, various companies have challenged that decision. Congress is dissatisfied with the conclusions of the FCC and the FCC could impose greater or lesser regulation on our industry. The FCC is currently considering, for example, whether to impose surcharges or other regulations upon certain providers of Internet telephony, primarily those that, unlike us, provide Internet telephony services to end-users located within the United States.

     Aspects of our operations may be, or become, subject to state or federal regulations governing universal service funding, disclosure of confidential communications, copyright and excise taxes. We cannot assure you that government agencies will not increasingly regulate Internet-related services. Increased regulation of the Internet may slow its growth. This regulation may also negatively impact the cost of doing business over the Internet and materially adversely affect our ability to attain or maintain profitability.

The Company generates a large portion of its revenues from a few large customers and, in the event that the Company should lose any one these customers, its revenues would be negatively impacted.

A significant portion of GlobalNet's revenues are concentrated among a few large customers. For the years ended December 31, 2001 and December 31, 2002, GlobalNet's largest customer represented 62% and 63% of total revenue, while the three largest customers represented 77% and 82% of total revenue, respectively. Further, for the six month period ended June 28, 2003, the largest four customers represent 80% of the total revenue, while the largest customer represented 50% of the total revenue.The loss of any of the foregoing customers would have a significant adverse impact on GlobalNet.

The Company may pursue strategic acquisitions and investments that could have an adverse impact on its business if they are unsuccessful.

The Company has made a large acquisition and will continue to evaluate other acquisition opportunities that could provide us with additional product or service offerings or additional industry expertise as they arise. Acquisitions could result in difficulties assimilating acquired operations and products, and result in the diversion of capital and management's attention away from other business issues and opportunities. Integration of acquired companies may result in problems related to integration of technology and management teams. The Company may not successfully integrate operations, personnel or products that we have acquired or may acquire in the future, including the GlobalNet acquisition. If the Company fails to successfully integrate acquisitions, its business could be materially harmed. In addition, the Company's acquisition may not be successful in achieving its desired strategic objectives, which would also cause its business to suffer. These transactions may result in the diversion of capital and management's attention away from other business issues and opportunities. In addition, the Company has made strategic venture investments in other companies that provide products and services that are complementary to the Company. If these investments are unsuccessful, this could have an adverse impact on its results of operations and financial position.

                         ONE FOR 150 REVERSE STOCK SPLIT

     On August 11, 2003, the majority stockholders of the Company approved a Reverse Stock Split pursuant to which each one hundred fifty currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The one for one hundred fifty reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 150 to 1. Accordingly, as a result of the Reverse Stock Split, with the increase in the authorized common stock, the Company will have approximately 3,333,274 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

     The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. All fractional shares shall be rounded up to the next whole number of shares. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 499,991,064 to approximately 3,333,274.

     In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, 1/150 of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased by a multiple of 150.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of September 16, 2003

          o by each person who is known by us to beneficially own more than 5% of our common stock;
          o    by each of our officers and directors; and
          o    by all of our officers and directors as a group.

Name and Address of                          Number of                       Percentage of
Beneficial Owner                     Number of Shares Owned(1)               Class (2)
----------------                     ----------------------                  ----------------------

Mark T. Wood, CEO and                         817,982,000(3)                    20.82%
Chairman of the Board
2204 Timberloch Place, Ste. 225
The Woodlands, TX  77380

Thomas G. Seifert, CFO and Secretary           31,598,704                        0.80%
10800 E. Bethany, Ste. 380
Denver, CO  80014

Growth Enterprise Fund, S.A.                2,357,716,329(4)                    60.00%
Sea Orchard
Elms Avenue - Poole
Dorsett BH14 8EE
United Kingdom

All Directors and Officers Total              849,580,704                       21.62%

* Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o iDial Networks, Inc., 2204 Timberloch Place, Suite 225, The Woodlands, TX 77380
** Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 16, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 3,929,527,215 shares of common stock outstanding of which 499,991,064 are currently outstanding and 3,429,536,151 are required to be issued pursuant to various contractual arrangements upon increasing the Company's authorized common stock.

(3) Includes 159,245,750 shares of common stock currently outstanding and 658,736,250 shares of common stock issuable upon conversion of the convertible debenture in the amount of $1,053,978 held by Mr. Wood.

(4) The Company, pursuant to the Securities Purchase Agreement entered with Growth Enterprise Fund, S.A., is required to issue it 2,357,716,329 shares of common stock upon increasing its authorized shares of common stock.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Mark T. Wood, Chairman and Chief Executive Officer, iDial Networks, Inc., 2204 Timberloch Pl, Suite 225, The Woodlands, Texas 77380; (281) 465-3100.

                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Certificate of Incorporation

Exhibit B         Financial Statements of GlobalNet, Inc.

                  1. Audited Financial Statements of GlobalNet, Inc. for the years ended December 31, 2002 and December 31, 2001

                  2. Unaudited Financial Statements of GlobalNet, Inc. for the six month period ended June 30, 2003

Exhibit C         Proforma Financial Information



                                            By Order of the Board of Directors,

                                            /s/ Mark T. Wood

                                            Mark T. Wood
                                            Chairman of the Board and Chief
                                            Executive Officer

The Woodlands, Texas
*, 2003

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              IDIAL NETWORKS, INC.

     IDial Networks, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOUR of the Certificate of Incorporation be amended to read as follows:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

                  Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class             Par Value                 Authorized Shares          Total
         Common            $0.005                    1,000,000,000              $5,000,000
         Preferred         $0.005                       30,000,000                 150,000
                                                     ------------              ------------
         Totals:                                     1,030,000,000              $5,150,000

                  Reverse. Upon effectiveness of a one-for-one hundred fifty reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 499,991,064 prior to the reverse split to 3,333,274 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares."

                  RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of ______ 2003.



                       By: Mark T. Wood
                          ------------------
                          Name: Mark T. Wood
                          Title:   Chief Executive Officer

Exhibit B(1)



                         GLOBALNET, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 2002 and 2001

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
The Titan Corporation:


We have audited the accompanying consolidated balance sheets of GlobalNet, Inc. and subsidiary (Company or Successor), a wholly owned subsidiary of The Titan Corporation, as of December 31, 2002, and of GlobalNet, Inc. and subsidiary (Company or Predecessor) as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the periods from March 22, 2002 to December 31, 2002 (Successor period), and from January 1, 2002 to March 21, 2002 and for each of the years in the two-year period ended December 31, 2001 (Predecessor periods). These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary, a wholly owned subsidiary of The Titan Corporation, as of December 31, 2002, and the results of their operations and their cash flows for the Successor period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the Predecessor periods, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statements, effective March 21, 2002, The Titan Corporation acquired all of the outstanding stock of GlobalNet, Inc. and subsidiary in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KPMG LLP
May 30, 2003

                         GLOBALNET, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001
                            December 31, December 31,

                                                                                          2002                  2001
                                    Assets                                            (Successor)        (Predecessor)
                                                                                   -------------------   -------------------
Current assets:
     Cash                                                                          $       981,296             1,641,278
     Accounts receivable, net of allowance for doubtful                                  4,551,574             3,261,938
        accounts of $2,318,159 and $2,256,483, respectively
     Prepaid expenses and other current assets                                             376,415                90,529
     Carrier deposits                                                                      578,072               480,633
                                                                                   -------------------   -------------------
                 Total current assets                                                    6,487,357             5,474,378
Property and equipment, net                                                              3,317,141             9,882,730
Intangible assets, net                                                                          --             1,266,668
Other assets                                                                                    --             1,263,818
                                                                                   -------------------   -------------------
                 Total assets                                                      $     9,804,498            17,887,594
                                                                                   ===================   ===================
                    Liabilities and Stockholders' Deficit
Current liabilities:
     Accounts payable                                                              $     4,513,930             9,662,885
     Due to MCI                                                                          9,856,797             7,082,482
     Accrued expenses                                                                      868,694               918,487
     Payable to Parent, net of receivable                                                1,761,991                    --
     Restructuring reserve                                                                 526,822                    --
     Deferred revenue                                                                      103,595                28,187
     Current portion of capital lease obligations                                        5,321,454             4,499,821
     Note payable to Parent                                                             10,854,601                    --
                                                                                   -------------------   -------------------
                 Total current liabilities                                              33,807,884            22,191,862

Capital lease obligations, net of current portion                                        2,277,372             6,730,956
Convertible note                                                                                --             2,180,553
Stockholders' deficit:
     Common stock; 25,000 shares authorized, no par value; 1,000 shares issued and outstanding at December 31, 2002 and 100,000,000 shares authorized,
        $0.001 par value; 32,379,374
        shares issued and outstanding at December 31, 2001                                      --                32,379
     Additional paid-in-capital                                                         31,001,282            25,477,950
     Accumulated deficit                                                               (57,282,040)          (33,407,982)
     Deferred compensation                                                                      --            (5,318,124)
                                                                                   -------------------   -------------------
                 Total stockholders' deficit                                           (26,280,758)          (13,215,777)
                                                                                   -------------------   -------------------
                 Total liabilities and stockholders' deficit                       $     9,804,498            17,887,594
                                                                                   ===================   ===================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
    Period from March 22, 2002 through December 31, 2002 (Successor period), period from January 1, 2002 through March 21, 2002 and years ended
                December 31, 2001 and 2000 (Predecessor periods)


                                                               Successor
                                                                period             Predecessor periods
                                                             --------------   ----------------------------------------------
                                                           March 22, 2002     January 1,
                                                            through          2002 through
                                                           December 31,       March 21,
                                                             2002                2002            2001            2000
                                                           --------------   -------------   --------------  --------------
Revenue                                                    $ 79,241,463       19,735,591      76,987,474      78,090,535
Operating expenses:
    Data communications and telecommunications               72,560,190       18,237,365      70,343,236      74,330,916
    Network research and development (exclusive of
    $0, $643,929, $493,514 and $266,667 for the period
    from March 22, 2002 through December 31, 2002, the
    period from January 1, 2002 through March 21, 2002,
    and the years ended December 31, 2001 and December 31,
    2000, respectively, reported below as
    noncash stock compensation)                               3,529,187        1,473,871       6,048,027       3,151,171
    Selling and marketing                                       491,433          184,066         502,021       1,051,814
    General and administrative (exclusive of $0,
    $4,674,195, $3,607,814, and $2,233,713 for the period
    from March 22, 2002 through December 31, 2002, the
    period from January 1, 2002 through March 21, 2002,
      and the years ended December 31, 2001 and December
      31, 2000, respectively, reported below as
      noncash stock compensation)                             1,499,012        2,844,182       4,784,971       4,318,335
    Restructuring charges                                     1,113,112               --              --              --
    Fixed asset write-off                                     4,145,564               --              --              --
    Goodwill write-off                                       50,300,000               --              --              --
    Corporate allocations                                         8,883               --              --              --
    Bad debt expense (recovery)                                (100,000)         826,057       1,892,483         482,007
    Depreciation and amortization                             1,750,288        1,376,283       5,138,029       2,902,905
    Noncash stock compensation                                       --        5,318,124       4,101,328       2,500,380
                                                           --------------   -------------   --------------  -------------
             Total operating expenses                       135,297,669       30,259,948      92,810,095      88,737,528
                                                           --------------   -------------   --------------  --------------
             Operating loss                                 (56,056,206)     (10,524,357)    (15,822,621)    (10,646,993)
Interest on note payable to Parent                             (507,782)         (46,819)             --              --
Interest expense, net                                          (718,052)        (250,846)     (1,426,532)     (1,299,452)
Noncash financing cost                                               --       (1,284,651)       (487,063)             --
                                                           --------------   -------------   --------------  --------------
             Loss before income taxes                       (57,282,040)     (12,106,673)    (17,736,216)    (11,946,445)
Income taxes                                                         --               --              --             327
                                                           --------------   -------------   --------------  --------------
             Net loss                                       $(57,282,040)    (12,106,673)    (17,736,216)    (11,946,772)
                                                           ==============   =============   ==============  ==============
          See accompanying notes to consolidated financial statements.

                        GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Stockholders' Deficit

                       Period from March 22, 2002 through
            December 31, 2002 (Successor period), period from January
             1, 2002 through March 21, 2002 and years ended December
                     31, 2001 and 2000 (Predecessor periods)

                                                            GlobalNet, Inc.
                                        --------------------------------------------------------

                                         Common Stock        Additional                Treasury Stock
                                      ------------------      paid-in     Accumulated  ---------------
                                      Shares     Amount       capital      deficit        Shares        Amount
                                  ------------  ------------ ------------ ------------- ------------ ------------
Balance at December 31, 1999               --     $  --              --            --            --      $  --

Exchange of members'
 interests for common stock                --        --              --            --

Contribution by shareholders               --        --              --            --            --         --

Issuance of restricted
 stock, net of contribution by
 shareholders                              --        --              --            --            --         --

Exchange of common
 shares in connection with merger
 with Rich Earth, Inc.             19,875,000    19,875      16,180,002    (3,678,997)     $125,000        125

Capital of Rich Earth,
 Inc. at time  of merger                   --    10,997      10,179,183            --            --         --

Issuance of common stock
 from private
 placement, net                       168,389       168       1,449,758            --            --         --

Forfeiture of restricted
 stock by employees upon
 termination                         (650,000)     (650)     (5,200,000)           --       650,000        650

Issuance of restricted
 stock from treasury                  775,000       775         581,250            --      (775,000)      (775)

Issuance of options
 and warrants
 to nonemployees                           --        --         267,097            --            --         --

Amortization of deferred
 compansation                              --        --              --            --            --         --

Net loss                                   --        --              --   (11,946,772)           --         --
                                  ------------  ------------ ------------ ------------- ------------ ------------

Balance at December 31,
 2000                              20,168,389    31,165      23,457,290   (15,625,769)           --         --

Issuance of shares for
 services rendered                    148,496       149          66,131            --            --         --

Issuance of common stock
 in February
 private placement, net               700,000       700         614,569            --            --         --

Issuance of warrants to
 advisors                                  --        --          97,919            --            --         --

Draw on equity line                   365,428       365         111,924            --            --         --

Incentive warrant
 discount related to
 April private placement                   --        --         301,751            --            --         --

Costs related to April
 private palcement                         --        --         146,157            --            --         --

Beneficial conversion
 feature:
 April private placement                   --        --         728,926            --            --         --

Deemed dividend related to
 April private placement                   --        --          45,997       (45,997)           --         --

Amortization of deferred
 compansation                              --        --         (92,714)           --            --         --

Net loss                                   --        --              --   (17,736,216)           --         --

                                  ------------  ------------ -----------  ------------- ------------ ------------
Balance at December 31,
 2001                              21,382,313    32,379      25,477,950   (33,407,982)           --          --

Conversion of convertible
 note                               4,888,263     4,889       2,196,497             --           --          --

Issuance of shares for
 legal settlement                    l350,000       350         227,150             --           --          --

Amortization of deferred
 compansation                              --        --              --             --           --          --

Net loss for period                        --        --              --    (12,106,673)          --          --
                                  ------------  ------------ -----------  ------------- ------------ ------------
Balance at March 21,
 2002                              26,620,576    37,618      27,901,597    (45,514,655)          --          --

Cancellation of shares
 outstanding                      (26,619,576)  (37,618)         37,618             --           --          --

Net effect of purchase
 accounting adjustments                    --        --       3,062,067     45,514,655           --          --

Net loss for period                        --        --              --    (57,282,040)          --          --
                                  ------------  ------------ -----------  ------------- ------------ ------------
Balance at December 31,
 2002                                   1,000     $  --      31,001,282    (57,282,040)          --          --
                                  ============  ============ ===========  ============= ============ ============

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Stockholders' Deficit

                       Period from March 22, 2002 through
            December 31, 2002 (Successor period), period from January
             1, 2002 through March 21, 2002 and years ended December
                     31, 2001 and 2000 (Predecessor periods)

                                                                                           DTA
                                                                                       Communications
                                                 GlobalNet International, Inc.          Network, LLC
                           --------------------------------------------------------  -----------------

                              Common Stock      Additional               Treasury Stock
                           ------------------   paid-in    Accumulated -----------------       Members'     Deferred        Total
                        Shares     Amount       capital     deficit      Shares      Amount       deficit  compensation    deficit
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- -----------  -----------
Balance at December
 31, 1999                   --          --            --           --         --      $ --     (3,678,995)          --   (3,678,995)

Exchange of members'
 interests for
 common stock            2,000           2            --   (3,678,997)                          3,678,995           --           --

Contribution by
 shareholders             (215)         --            --           --        215        --             --           --           --

Issuance of
 restricted
 stock, net of
 contribution by
 shareholders              203          --    16,200,000           --       (203)       --             --  (16,200,000)          --

Exchange of common
 shares in connection
 with merger with
Rich Earth, Inc.        (1,988)         (2)  (16,200,000)   3,678,997        (12)       --             --           --           --

Capital of Rich Earth,
 Inc. at time  of
 merger                     --          --            --           --         --        --             --           --   10,190,180

Issuance of common
 stock
 from private
 placement, net             --          --            --           --         --        --             --           --    1,449,926

Forfeiture of
 restricted
 stock by employees
 upon termination           --          --            --           --         --        --             --    4,450,000     (750,000)

Issuance of
 restricted
 stock from treasury        --          --            --           --         --        --             --     (581,250)          --

Issuance of options
 and warrants
 to nonemployees            --          --            --           --         --        --             --      (58,388)     208,709

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    3,041,671    3,041,671

Net loss                    --          --            --           --         --        --             --           --  (11,946,772)
                     ----------- ----------- ------------- ------------ ----------- ----------- ------------ ----------- -----------

Balance at December
 31, 2000                   --          --            --           --         --        --             --   (9,347,967) (11,485,281)

Issuance of shares
 for
 services rendered          --          --            --           --         --        --             --           --       66,280

Issuance of common
 stock in February
 private placement,
 net                        --          --            --           --         --        --             --           --      615,269

Issuance of warrants
 to advisors                --          --            --           --         --        --             --      (97,919)          --

Draw on equity line         --          --            --           --         --        --             --           --      112,289

Incentive warrant
 discount related to
 April private
 placement                  --          --            --           --         --        --             --           --      301,751

Costs related to
 April private
 palcement                  --          --            --           --         --        --             --           --      146,157

Beneficial conversion
 feature:
 April private
 placement                  --          --            --           --         --        --             --           --      728,926

Deemed dividend
 related to
 April private
 placement                  --          --            --           --         --        --             --           --           --

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    4,127,762    4,035,048

Net loss                    --          --            --           --         --        --             --           --  (17,736,216)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- ------------

Balance at December
31, 2001                    --          --            --           --         --        --             --   (5,318,124) (13,215,777)

Conversion of
 convertible note           --          --            --           --         --        --             --           --    2,201,386

Issuance of shares
 for legal settlement       --          --            --           --         --        --             --           --      227,500

Amortization of
 deferred
 compansation               --          --            --           --         --        --             --    5,318,124    5,318,124

Net loss for period         --          --            --           --         --        --             --           --  (12,106,673)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- -----------

Balance at March 21,        --          --            --           --         --        --             --           --  (17,575,440)
2002

Cancellation of
 shares outstanding         --          --            --           --         --        --             --           --           --

Net effect of
 purchase  accounting
 adjustments                --          --            --           --         --        --             --           --   48,576,722

Net loss for period         --          --            --           --         --        --             --           --  (57,282,040)
                     ----------- ----------- ------------- ------------ ----------- ----------- ----------- ----------- ------------

Balance at December
 31, 2002                   --          --            --           --         --        --             --           --  (26,280,758)
                     =========== =========== ============= ============ =========== =========== =========== =========== ============

                         GLOBALNET, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
Period from March 22, 2002 through December 31, 2002 (Successor period), period from January 1, 2002 through March 21, 2002 and years ended December 31,
                       2001 and 2000 (Predecessor periods)

                                                                  Successor
                                                                   period          Predecessor periods
                                                                -------------  --------------------------------------------

                                                                March 22, 2002  January 1,
                                                                  through       2002 through
                                                                 December 31,   March 21,
                                                                    2002           2002            2001           2000
                                                                -------------  -------------   -------------  -------------

Cash flows from operating activities:
    Net loss                                                    $(57,282,040)   (12,106,673)    (17,736,216)   (11,946,772)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
        Depreciation and amortization                              1,750,288      1,376,283       5,138,029      2,902,905
        Provision for (recovery of) doubtful accounts               (100,000)       826,057       1,892,483        482,007
        Noncash stock compensation                                        --      5,318,124       4,101,328      2,500,380
        Noncash financing costs                                           --      1,284,651         730,609            --
        Restructuring charges                                      1,113,112             --              --            --
        Goodwill write-off                                        50,300,000             --              --            --
        Fixed asset write-off                                      4,145,564
        Loss from disposal of equipment                                   --             --          95,079            --
        Changes in assets and liabilities:
          Restricted cash                                                 --             --         157,872       315,147
          Accounts receivable                                     (1,364,550)      (651,143)       (104,300)   (4,332,845)
          Due from related party                                          --             --              --        41,319
          Interest on Parent loan                                    507,782         46,819              --            --
          Prepaid expenses and other current assets                 (232,853)       (53,033)         60,952      (136,562)
          Carrier deposits                                          (755,449)       658,010        (358,125)           --
          Accounts payable                                        (2,397,837)    (2,751,119)      5,674,744     8,144,825
          Due to MCI                                                 622,440      2,151,875              --            --
          Restructuring reserve                                     (586,290)            --              --            --
          Payable to Parent, net of receivable                     1,761,991             --              --            --
          Salaries and wages payable                                      --             --              --      (176,083)
          Deferred revenue                                             8,882         66,526          28,187    (1,582,661)
          Accrued expenses                                        (1,472,138)     1,649,845         486,625       (67,819)
                                                                -------------  -------------   -------------  ------------
             Net cash provided by (used in) operating activities  (3,981,098)    (2,183,778)        167,267    (3,856,159)
                                                                -------------  -------------   -------------  -------------
 Cash flows from investing activities:
    Purchase of property and equipment                               (36,074)    (1,127,081)       (824,631)     (675,724)
                                                                -------------  -------------   -------------  -------------
             Net cash used in investing activities                   (36,074)    (1,127,081)       (824,631)     (675,724)
                                                                -------------  -------------   -------------  -------------
 Cash flows from financing activities:
    Proceeds from note payable with Rich Earth, Inc.                      --             --              --       800,000
    Proceeds from merger with Rich Earth, Inc.                            --             --              --     7,262,982
    Proceeds from private placements                                      --             --              --     1,449,926
    Proceeds from parent loan                                      7,300,000      3,000,000              --            --
    Proceeds from vendor financing                                        --      1,087,322              --            --
    Proceeds from March private placement of common stock, net            --             --         615,269            --
    Proceeds from equity line, net                                        --             --         112,289            --
    Proceeds from convertible note, net                                   --             --       1,512,911            --
    Repayments of principal on term loan                                  --             --              --      (617,039)
    Principal payments on capital lease obligations               (3,829,721)      (889,552)     (2,487,286)   (2,123,153)
                                                                -------------  -------------   -------------  -------------
             Net cash (used in) provided by financing
             activities                                            3,470,279      3,197,770        (246,817)    6,772,716
                                                                -------------  -------------   -------------  -------------
             Net increase (decrease) in cash                        (546,893)      (113,089)       (904,181)    2,240,833
Cash at beginning of period                                        1,528,189      1,641,278       2,545,459       304,626
                                                                -------------  -------------   -------------  -------------
 Cash at end of period                                          $    981,296      1,528,189       1,641,278     2,545,459
                                                                =============  =============   =============  =============
Supplemental disclosure of noncash financing and investing
activity:
    Payment for purchase of 25% minority interest in and
    certain
      assets of GlobalNet, L.L.C. by Rich Earth, Inc.
      on behalf of Company                                      $         --             --              --     2,127,198
    Cancellation of notes payable to Rich Earth, Inc. in
    connection
      with merger with Rich Earth, Inc.                                   --             --              --     2,927,198
    Cash paid for interest                                           686,931        282,134       1,013,341     1,434,000
    Conversion of convertible note into equity                            --      2,201,386             --             --
    Equipment acquired under capital leases                               --             --        3,852,428    7,355,704
    Value of equipment refinanced under capital lease                     --             --        2,879,491           --
    Common stock issued for legal settlement                              --        227,500             --             --

 See accompanying notes to consolidated financial statements.

(1)  Nature of Organization and Business

     GlobalNet,    Inc.    (GlobalNet   or   the   Company)    provides   global
     telecommunications, including high quality voice, fax, and other value-added applications on a wholesale basis over a managed Internet Protocol network to international carriers and other communication service providers in the United States and internationally.

     GlobalNet was formed on May 30, 2000,  when GlobalNet  International,  Inc.
     (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition (Merger) of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a nonoperating public shell corporation with nominal assets. GII management controlled the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc.

     The merger is considered by the Company to be a capital transaction in substance, rather than a business combination. That is, the merger is equivalent to the issuance of stock by the Company for the net monetary assets of Rich Earth, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible was recorded.

     As a result of the reverse merger, the operating entity, GII, continues as the operating entity under the GlobalNet, Inc. name, and its historical financial statements replaced those of Rich Earth.

     GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. (DTA) exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation (Reorganization). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet, L.L.C. DTA's interest in GlobalNet, L.L.C. was 75% at December 31, 1999. GlobalNet, L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider products via an international Internet protocol-based network.

     On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet, L.L.C. to 100% and was accounted for under the purchase method of accounting.

     On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options and warrants, plus cash in lieu of fractional shares. The merger had an aggregate equity transaction value of approximately $31.0 million. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million, which was allocated to goodwill. After the merger, Parent reduced the number of shares of common stock outstanding in GlobalNet from 37,617,637 shares to 1,000 shares. As a result of the merger, the consolidated financial information for the period after the merger (Successor period) is presented on a different cost basis than that for the periods before the merger (Predecessor periods) and, therefore, is not comparable.

     The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2)  Summary of Significant Accounting Policies

          Principles of Consolidation

          The  consolidated  financial  statements  for  all  periods  presented include the accounts of GlobalNet, Inc. and its wholly owned subsidiary, GlobalNet International, Inc. All intercompany accounts and balances have been eliminated in consolidation.

          Issuance of Members' Interests by Subsidiary

          Prior to the Merger Agreement, the Company accounted for issuances of members' interests by its subsidiary as equity transactions, thereby recording the amount in excess of the parent's carrying value to members' equity.

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

          Fair Value of Financial Instruments

          Financial instruments consist principally of accounts receivable, carrier deposits, accrued expenses, accounts payable, notes payable, and capital leases. The estimated fair values of these instruments approximates their carrying values.

          Goodwill

          Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which establishes financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Separable intangible assets that have finite useful lives will continue to be amortized over their useful lives. SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level at adoption and at least annually thereafter, utilizing a two step methodology. The initial step requires the Company to assess whether indications of impairment exist. If indications of impairment are determined to exist, the second step of measuring impairment is performed, wherein the fair value of the relevant reporting unit is compared to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit is impaired.

          Accounting for the Impairment of Long-lived Assets

          In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002.

          Revenue Recognition

          The Company's revenue consists of the sale of wholesale carrier voice and fax, via an international network. Revenue is recognized as services are rendered. In order to mitigate risk of loss, several customers prepay for their services, in which case revenue is deferred and is recognized as minutes are utilized.

          Until October 2000, the Company also derived revenue from supplying underlying services, including value-added applications and the use of the Company's network, to issuers of prepaid phone cards. Those issuers prepaid for some or all of the services provided. Payments received in advance for such services were recorded as deferred revenue and were recognized as the prepaid phone cards were used. Sometimes, these cards expired without being fully used as they had lives of up to three months after the first use. The unused value was referred to as breakage and was recorded as revenue at the date of expiration. Subsequent to October 2000, prepaid phone service was insignificant.

          Research and Development Expenses

          The Company charges research and development expenses incurred in the development, expansion, operation, and support of the Company's global Internet Protocol network to network research and development as incurred.

          Stock-based Compensation

          The Company has elected to adopt the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, the Company will continue to account for its stock-based compensation plans under the provisions of APB No. 25. The Company also follows the disclosure requirements of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

          As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described in APB No. 25 and has adopted the disclosure only provisions of SFAS No. 123. Compensation cost, if any, is measured as the excess of the quoted market price of the Company's stock on the date of grant over the exercise price of the grant. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                         Successor
                                            period                        Predecessor periods
                                        ----------------  ----------------------------------------------------
                                           March 22,        January 1,           Year              Year
                                         2002 through      2002 through          ended             ended
                                         December 31,        March 21,       December 31,      December 31,
                                             2002              2002              2001              2000
                                        ----------------  ----------------  ----------------  ----------------
Net loss, as reported                 $     (57,282,040)      (12,106,673)      (17,736,216)      (11,946,772)
Less - stock based employee
    compensation cost included
    in net loss as reported                          --         5,310,627         3,976,016         2,291,671
Plus - stock based employee
    compensation cost that
    would have been included
    in net loss if fair value
    method would have been
    applied to all awards gratned                    --        (5,419,421)       (6,547,371)       (4,251,344)
                                        ----------------  ----------------  ----------------  ----------------
                Net loss, pro forma   $     (57,282,040)      (12,215,467)      (20,307,571)      (13,906,445)
                                        ================  ================  ================  ================

          Derivatives

          In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS 133) which was later amended by Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of FASB Statement No. 133 and by Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133 (collectively, the Standard). The Standard requires companies to record derivative instruments on the balance sheet as assets or liabilities measured at fair value. The accounting treatment of gains and losses resulting from changes in the value of derivatives depends on the use of the derivatives and whether they qualify for hedge accounting. The Standard was required to be adopted for financial statements issued for the fiscal year ending December 31, 2002. As the Company does not currently engage in derivatives or hedging transactions, there was no impact to the Company's results of operations, financial position, or cash flows upon the adoption of SFAS 133.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Income Taxes

          Subsequent to the Reorganization, the Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (Statement 109), Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Prior to the Reorganization, the Company operated in the form of a limited liability company and accordingly, the Company's income tax liabilities were the responsibility of its members.

          Comprehensive Income

          In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. The Company does not have any components of comprehensive income (loss) other than its reported net loss.

(3)  Merger with a Subsidiary of The Titan Corporation

     On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options, and warrants, plus cash in lieu of fractional shares.

     On the date of the merger, Parent issued approximately 1,452,800 shares of common stock for all the common stock of GlobalNet at an aggregate value of $28.6 million, based on $19.67 per Parent share, the average market price for the 20 consecutive trading day period ended March 15, 2002, the date on which the formula for consideration became fixed, and assumed stock options and warrants representing approximately 77,900 shares of Parent common stock at an aggregate fair value of $0.8 million, based on an exchange ratio of 0.03853 shares of Parent common stock for each share of GlobalNet common stock. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million. In April 2002, Parent obtained an independent valuation completed by independent valuation specialists Bearing Point (formerly KPMG Consulting, Inc.) to assist in its purchase price allocation of the GlobalNet acquisition. The independent valuation was used by Parent to allocate $50.3 million to goodwill and $0 to intangible assets as of March 21, 2002. The $50.3 million allocated to goodwill includes $633,000 of unamortized goodwill recorded in connection with the acquisition of the remaining 25% minority interest in GlobalNet, L.L.C. in March 2000 and the reclassification to goodwill of an additional $633,000 of unamortized intangible assets recorded in connection with that acquisition.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



     On July 11, 2002, Parent made the decision to exit its telecommunications business and to sell GlobalNet. Parent has determined that there has been an impairment of the carrying value of GlobalNet's goodwill of approximately $50.3 million in accordance with SFAS No. 142. The measurement of this impairment was evident based upon estimates of fair value, as determined by recent offers received by Parent from potential buyers, compared to the carrying value of the asset.

     In accordance with Staff Accounting Bulletins No. 54 and No. 73, the Company has "pushed down" to its stand-alone consolidated financial statements the purchase accounting adjustments and the subsequent write-off of goodwill recorded by Parent. As a result, the consolidated financial information for the period after the merger is presented on a different cost basis than that for the periods before the merger and, therefore, is not comparable.

(4)  Restructuring Charges

     Included in the period from March 22, 2002 through December 31, 2002 (Successor period) is a $1.1 million restructuring charge. Approximately $0.3 million of the restructuring charge is related to the severance payment for certain employees terminated in July 2002 as part of a restructuring plan to reduce headcount and operating expenses.

     Approximately $0.7 million of the restructuring charge is related to lease agreements for circuits that the Company discontinued in July 2002 as a result of the Company's strategy to consolidate traffic in certain facilities in order to realize synergies and reduce operating costs. The charge represents the future payments for the remaining terms of those lease agreements.

     Approximately $52 thousand of the restructuring charge corresponds to the cost of closing the Company's office in Marietta, Georgia. The charge includes the future lease payments for the remaining term of the lease agreement and the moving expenses.

     The remaining $0.1 million of the restructuring charge is related to the Company's headquarters in Lombard, Illinois. The Company recorded a charge of 50% of the lease cost of its offices in Lombard for the remaining term of the lease agreement as a result of the current underutilization of the office space.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

     The components of the restructuring charge and the expenses applied against the reserve for the period from March 22, 2002 through December 31, 2002 were as follows:

                                                           Charges
                                                           recorded
                                                         from March 22,
                                                             2002                 Costs                 Ending
                                                           through               applied               balance
                                                         December 31,            against             December 31,
                                                             2002                reserve                 2002
                                                      -------------------   -------------------   -------------------
Severance payments                                    $       278,609               278,609                    --
Unused circuit leases                                         681,311               239,378               441,933
Closing costs of Marietta office                               52,000                38,446                13,554
Under utilization cost of Lombard office                      101,192                29,857                71,335
                                                      -------------------   -------------------   -------------------
                                                      $     1,113,112               586,290               526,822
                                                      ===================   ===================   ===================

(5)  Income Taxes

     No provision for U.S. Federal and state income taxes was recorded prior to March 2000, as such liability was the responsibility of the members of DTA, rather than of the Company. As a result of the change from an LLC to a C-corporation, the Company recorded an initial net deferred income tax asset of $5,825,052 to reflect the establishment of deferred tax assets and liabilities. However, due to the lack of certainty of recovery, a full valuation allowance was recorded against the initial and subsequent net deferred income taxes.

     The Company has Federal net operating loss carryforwards approximating $31,836,000, for the year ended December 31, 2002. Such losses are available to offset future taxable income and expire from 2020 to 2022. In addition, if certain substantial changes in the Company's ownership are deemed to have occurred, there would be an annual limitation on the amount of carryforwards which could be utilized.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

     The provision for income taxes consists of the following:

                                            Successor
                                              period
                                         ------------------                 Predecessor periods
                                          March 22, 2002     --------------------------------------------------------
                                              through           January 1,
                                           December 31,        2002 through       December 31,        December 31,
                                               2002           March 21, 2002          2001                2000
                                         ------------------  -----------------  ------------------  -----------------
Current taxes:
    Federal                            $            --                 --                  --                 --
    State                                           --                 --                  --                327
                                         ------------------  -----------------  ------------------  -----------------
              Total                                 --                 --                  --                327
                                         ------------------  -----------------  ------------------  -----------------
Deferred taxes:
    Federal                                         --                 --                  --                 --
    State                                           --                 --                  --                 --
                                         ------------------  -----------------  ------------------  -----------------
              Total                                 --                 --                  --                 --
                                         ------------------  -----------------  ------------------  -----------------
              Provision for
                income taxes           $            --                 --                  --                327
                                         ==================  =================  ==================  =================

     The total tax provision differs from the amount computed by applying the Federal income tax rate of 35% to the loss before income taxes for the following reasons:

                                            Successor
                                              period
                                         ------------------
                                          March 22, 2002             Predecessor periods
                                                             --------------------------------------------------------
                                              through           January 1,
                                           December 31,        2002 through       December 31,        December 31,
                                               2002           March 21, 2002          2001                2000
                                         ------------------  -----------------  ------------------  -----------------
Expected income tax benefit at
    Federal income tax rate               $   (20,048,714)        (4,237,336)         (6,207,676)        (4,181,256)
Increase (decrease) in taxes resulting from
    prior year federal provision in
    return permanent adjustments                        --                 --             913,266                --
Increase (decrease) in taxes resulting from
    state income tax benefit, net of
    federal impact                                (899,734)          (190,160)           (829,958)          (699,259)
Meals and entertainment                              5,206              1,736               8,107              7,508
Deferred income and expense recognized
     on LLC tax return                                  --                 --                  --         (1,056,718)
Nondeductible write-down of goodwill            17,605,000                 --                  --            105,000
Nondeductible stock compensation                        --          1,738,698                  --                 --
Change in valuation allowance                    3,338,242          2,687,062           6,116,261          5,825,052
                                         ------------------  -----------------  ------------------  -----------------
                                          $             --                 --                  --                327
                                         ==================  =================  ==================  =================

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Deferred tax assets (liabilities) are comprised of the following:
                                                                               December 31,          December 31,
                                                                                   2002                  2001
                                                                            -------------------   -------------------
Deferred tax assets:
     Accrued restructuring charge                                           $       224,717                    --
     Fixed assets                                                                 1,288,087                    --
     Noncash stock compensation expense                                                  --             2,820,230
     Bad debt reserves                                                              988,814               963,963
     Professional fees related to merger                                          1,475,630               660,910
     Deferred income                                                                 44,189                12,042
     Accrued legal fees                                                             156,757               156,994
     Goodwill amortization                                                          208,536               208,852
     Continuing operations NOL carryforward                                      13,603,440             7,158,921
                                                                            -------------------   -------------------
                 Total deferred tax assets                                       17,990,170            11,981,912
Valuation allowance                                                             (17,966,617)          (11,941,313)
                                                                            -------------------   -------------------
Deferred tax liabilities:
     Fixed assets                                                                        --               (39,023)
     Federal impact of state NOL carryforward                                       (23,553)               (1,576)
                                                                            -------------------   -------------------
                 Total deferred tax liabilities                                     (23,553)              (40,599)
                                                                            -------------------   -------------------
                 Net deferred income taxes                                  $            --                    --
                                                                            ===================   ===================

     The net change in the total valuation allowance for the years ended December 31, 2002 and 2001 was an increase of $6,025,304 and $6,116,261, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these temporary differences become deductible. This assessment was performed considering the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. Due to the Company's operating losses, there is uncertainty surrounding whether the Company will ultimately realize its deferred tax assets. Accordingly, these assets have been fully reserved.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001

(6)  Property and Equipment

     Property and equipment consists of the following:

                                                                                                 December 31,
                                                                            -----------------------------------------
                                                                                   2002                  2001
                                                                               (Successor)          (Predecessor)
                                                                            -------------------   -------------------
Leasehold improvements                                                      $        20,181                40,362
Network equipment under capital leases                                            7,567,767            16,475,696
Furniture and equipment                                                             837,649             1,501,642
                                                                            -------------------   -------------------
                                                                                  8,425,597            18,017,700
Less accumulated depreciation and amortization                                    5,108,456             8,134,970
                                                                            -------------------   -------------------
                 Property and equipment, net                                $     3,317,141             9,882,730
                                                                            ===================   ===================

     Property and equipment are stated at cost. Equipment held under capital leases is stated at the lower of fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets which range from three to five years.

     In July 2002, it became uncertain whether the Company would be able to recover the carrying value of its property and equipment as a result of Parent's decision to exit the telecommunications business on July 11, 2002 and the current depressed market values for telecommunications assets. As a result, the Company determined that its property and equipment were impaired and recorded a $4,145,564 write-off, which represented 50% of the net book value of those assets as of June 29, 2002. Depreciation for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, and the years ended December 31, 2001, and 2000 was $1,750,288, $1,331,657, $4,738,029, and $2,569,573, respectively.
     Accumulated depreciation of assets recorded under capital leases was $4,654,638 and $7,616,491 at December 31, 2002 and 2001, respectively.

(7)  Intangible Assets

     On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. As a result, the Company recorded intangible assets of $2,000,000, which were being amortized over useful lives of five years. The purchase price was allocated $1,000,000 to acquired customer base and $1,000,000 to goodwill. The Company recorded $44,624, $400,000 and $333,332 of intangible asset amortization for the period January 1, 2002 through March 21, 2002, and for the years ended December 31, 2001 and 2000, respectively.

     As discussed in note 3, on March 21, 2002, the Company was acquired by Parent, and all intangible assets were revalued in purchase accounting. As a result, the Company recorded $50.3 million of goodwill.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



(8)  MCI Payment Agreement

     On February 27, 2002, the Company entered into an agreement with MCI WorldCom Network Services, Inc. (MCI) to refinance a $6,083,414 balance of past due payables (Payment Agreement). Pursuant to the Payment Agreement, the Company makes monthly payments to MCI with a final balloon payment of $3,633,414 due on March 31, 2003. See note 15.

     In connection with the refinancing of the past due payables, the Company made an annual revenue commitment to MCI of $22,000,000 for the year ended December 31, 2002. The services purchased by the Company from MCI during the year ended December 31, 2002 exceeded the amount of the revenue commitment and were under the Company's usual and customary terms with MCI.

(9)  Leases and Commitments

     The Company leases various office facilities, cars, and equipment under operating leases with remaining terms of up to 3.5 years. Rent expense under operating leases was $299,289, $101,076, $563,749, and $315,658 for the periods March 22, 2002 through December 31, 2002, January 1, 2002 through March 21, 2002, and the years ended December 31, 2001, and 2000, respectively.

     In April 2001, the Company entered into an agreement with Cisco Systems Capital Corporation (Cisco Capital) to finance the purchase of Cisco equipment through 36-month capital leases with interest rates ranging from 4.5% to 5.2% and secured by all equipment related to the lease. The lease agreement contains certain covenants. At December 31, 2002, the Company utilized $4,514,158 under this credit facility, and the Company recorded a lease obligation of $3,351,821. At December 31, 2002, the Company does not have any additional availability under this credit facility.

     In April 2000, the Company entered into a $10,000,000 credit facility to be used for capital lease obligations with General Electric Capital Corporation (GE Capital). The Company entered into 36-month leases with interest rates of 13.2% and secured by all equipment related to the lease. At December 31, 2002, the outstanding balance under this credit facility was $2,620,809.

     In October 1999, the Company entered into certain capital leases for network equipment with PrinVest Financial Corp. (PrinVest). The total amount financed was approximately $5,268,000. On May 10, 2001, the Company refinanced these lease with another lender, ending an existing dispute with PrinVest. The outstanding balance under these leases on the date of the refinancing amounted to $2,730,000. After the refinancing, the interest cost on the leases decreased to 11.8% from 22.0%, and the term was extended to 36 months from the 18 months remaining under the original lease. The Company paid a $100,000 refinancing fee in connection with the refinancing of these leases, which was expensed as interest during the year ended December 31, 2001. At December 31, 2002, the outstanding balance for this lease was $1,566,017.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Future minimum lease payments under capital leases and noncancelable operating lease at December 31, 2002 are as follows:

                                                                                  Operating              Capital
                                                                            -------------------   -------------------
2003                                                                        $       214,764             5,748,647
2004                                                                                 95,721             2,323,730
2005                                                                                 23,133                 6,378
2006                                                                                     --                    --
2007 and thereafter                                                                      --                    --
                                                                            -------------------   -------------------
                 Total future minimum lease payments                        $       333,618             8,078,755
                                                                            ===================
Less amount representing interest (rates ranging
     from 4.5% to 16.9%)                                                                                  479,929
                                                                                                  -------------------
                 Net present value of minimum lease payments                                            7,598,826
Less current portion                                                                                    5,321,454
                                                                                                  -------------------
                 Long-term portion, net of current portion                                        $     2,277,372
                                                                                                  ===================

(10) Related Parties

     On January 6, 2002, GlobalNet and Parent entered into a secured note purchase agreement that was subsequently amended on August 30, 2002. Pursuant to this agreement, GlobalNet's outstanding debt was $10,300,000 at December 31, 2002. The loan is payable on demand and bears interest at 8% per annum. Accrued interest in connection with the loan amounted to $554,601 at December 31, 2002. Interest expense for the Successor period and January 1, 2002 through March 21, 2002 was $507,782 and $46,819, respectively.

     Parent paid on behalf of the Company $1,972,390 of the Company's expenses for the year ended December 31, 2002. The expenses paid by Parent on behalf of the Company included $1,564,489 of the Company's payroll, $261,709 of legal expenses, $8,883 of corporate allocations, and $137,309 of miscellaneous expenses. The Company recorded these expenses as a payable to Parent Company, which amounted to $1,972,390 at December 31, 2002.

     GlobalNet provides long-distance termination services in the United States to TTN Guatemala, a former subsidiary of Parent. The total amount invoiced by the Company to TTN Guatemala for these services amounted to $117,269 and $0 for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively.

     The Company paid $46,847 in 2001 to a law firm for legal services provided by a partner who was a director of the Company until October 29, 2001.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


(11) Stockholders' Equity and Convertible Note

          Equity Transactions

          Reverse Merger

          On May 30, 2000, GlobalNet, Inc. was formed when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) in a transaction accounted for as a reverse acquisition of Rich Earth by GII using the purchase method of accounting pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GlobalNet International, Inc. At the time of the Merger, Rich Earth had 9,960,000 common shares issued and outstanding.

          2000 Private Placements

          During the period from March 2000 through July 2000, 1,205,450 shares of common stock were issued in connection with two private placement transactions. The first private placement transaction sold 600,000 units at $10 per unit and resulted in the issuance of 600,000 common shares and grant of warrants to purchase an additional 300,000 shares of common stock at $15 per share. The second private placement transaction sold 605,450 units at $10 per unit and resulted in the issuance of 605,450 shares of common stock and the grant of warrants to purchase an additional 605,450 shares of common stock at $15 per share. Net proceeds of both private placements were $11,640,106.

          2001 Private Placements and Equity Transactions

          On March 21, 2001, the Company completed a private placement of 700,000 shares of common stock at $1.00 per share. The Company received net proceeds at the closing in the amount of $615,269, after deducting offering costs of $85,000. In addition, the Company issued warrants to purchase 75,000 shares of common stock at $1.20 to various entities assisting in the private placement. The Company filed a registration statement on Form S-3 to register the shares sold in the placement and the warrants granted to the placement agents. This registration statement was declared effective by the Securities and Exchange Commission on July 9, 2001.

          On April 9, 2001 (Closing Date), the Company entered into a securities purchase agreement (Agreement) whereby the Company issued a $2,000,000 convertible note (Note) and the purchaser agreed to purchase from time to time, subject to certain conditions, through April 9, 2002, up to $4,000,000 of the Company's common stock. The number of shares to be purchased and the price are to be determined based upon the Company's average current trading volume and stock price as defined in the Agreement. In addition, the purchaser has agreed not to acquire, through conversion of the Note, exercise of warrants, or purchase of equity, more than an aggregate of 9.9% of the Company's common stock as of any respective conversion, exercise, or purchase date. On the Closing Date, the purchaser made an initial purchase of 365,428 shares of the Company's common stock for an aggregate of $250,000. The
          Company received net proceeds at the closing in the amount of $2,140,976, after deducting related expenses. In addition, the Company paid offering costs of approximately $516,000 and issued warrants to purchase 333,333 shares of the Company's common stock at $0.89 per share and 225,000 shares of the Company's common stock at $0.85 per share. These warrants were valued at $172,000, of which $146,000 was allocated to the Note and $26,000 was allocated to equity.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          The Note has a maturity date of April 9, 2004 and does not bear interest unless the Company is in default of delivering conversion shares to the purchaser, or fails to repay the Note by the maturity date, in which case the Note bears interest at a rate of 8% per annum calculated from April 9, 2001. The Company also has the right to redeem the Note at redemption prices ranging from 112.5% to 140% of the principal amount of the Note, depending upon the time the Note is redeemed.

          In addition, the Company issued an incentive warrant to the purchaser representing the right to purchase 877,026 shares of the Company's common stock for $1.0262 per share. On the Closing Date, the Company also entered into a registration rights agreement with the purchaser whereby the Company is required to file a registration statement on behalf of the purchaser with respect to the shares purchased by it, the shares that may result from the conversion of the Note, and the warrant shares. The Company filed a registration statement on Form S-3 (Registration Statement) which was declared effective by the Securities and Exchange Commission on July 9, 2001.

          The Company also issued a protective warrant to the purchaser which only became exercisable on the effective date of the Registration Statement. Under the terms of the protective warrant, if the price of the Company's common stock as computed on the effective date of the Registration Statement was lower than the purchase price of the common stock on the Closing Date, the protective warrant became exercisable for a certain number of shares as defined in the Agreement. In accordance with the terms of the protective warrant, at the time the initial Registration Statement was declared effective, the protective warrant became exercisable for 24,405 shares of GlobalNet's common stock.

          As a result of the aforementioned transactions, the Company recorded approximately $729,000 of debt discount related to the Note's beneficial conversion feature, approximately $302,000 of debt discount related to the incentive warrants issued, approximately $97,000 of debt discount related to the investor fees for the Note, and approximately $536,000 of debt issuance costs. Each of these items was being amortized over the term of the Note. Unamortized balances aggregating $1,263,818 were reflected as other assets in the accompanying consolidated balance sheet as of December 31, 2001.

          2002 Conversion of the Note

          In January and February 2002, Crescent International, Ltd. (Crescent), the purchaser of the Note, delivered three conversion notices for the conversion of the $2,000,000 Note into 4,888,263 shares of Company common stock at an average conversion price of $0.41 per share. The conversion notices were accepted by the Company in accordance with the terms of the convertible note and the corresponding shares of the Company common stock were delivered to Crescent.

          As a result of the full conversion of the Note into Company common stock, the Company expensed the remaining unamortized balance of $1,263,818 related to debt discount related to the Note's beneficial conversion feature, the debt discount related to the incentive warrants issued, the debt discount related to investor fees, and the debt issuance costs.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Stock-based Compensation

          Restricted Common Stock

          On May 15, 2000, the Company's board of directors authorized the issuance of 2,150,000 shares of restricted common stock to employees, directors, and consultants. Shares aggregating 2,025,000 were granted on May 15, 2000 at an estimated fair value of $16,200,000, which were being amortized over the vesting period of three years.

          During the fourth quarter of 2000, three employees that were granted a total of 650,000 shares of restricted common stock with an estimated fair value of $5,200,000 were terminated resulting in the forfeiture of the shares. All amounts recorded as stock-based compensation during 2000 related to these 650,000 shares were reversed in the period of forfeiture.

          On December 28, 2000, the Company issued 775,000 shares of restricted common stock to employees at an estimated fair value of $581,250, which were being amortized over the vesting period.

          On March 21, 2002, all the 2,150,000 shares of restricted common stock vested as a result of the change of control that resulted from the merger of GlobalNet with a wholly owned subsidiary of Parent. As a result of the vesting of restricted common stock, the Company expensed the remaining deferred stock compensation balance of $4,707,012 in the period January 1, 2002 through March 21, 2002 related to the issuance of restricted common stock.

          The Company recorded $5,310,627 and $3,976,016 of stock-based compensation for the period from January 1, 2002 through March 21, 2002 and for the year ended December 31, 2001, respectively, related to issuances of restricted common stock. At December 31, 2002, there were no restricted common shares outstanding.

          2001 Stock Incentive Plan

          On October 29, 2001, the Company's shareholders adopted the "2001 Stock Plan," (the 2001 Plan) in the annual stockholders' meeting. Under the 2001 Plan, the maximum aggregate number of shares that may be subject to option and sold is 6,000,000 shares. Under the terms of the 2001 Plan, options vest based on the vesting period as determined by the plan administrator.

          On October 29, 2001, the Company granted 25,000 options to each of its three non-employee Directors as compensation for being members of the Board. The options have an exercise price of $0.46 per share and a term of 10 years.

          2000 Stock Incentive Plan

          On May 3, 2000, the Company's board of directors adopted the "2000 Stock Plan," (the 2000 Plan). The maximum aggregate number of shares that may be subject to option and sold under the 2000 Plan is 3,000,000 shares. Under the terms of the 2000 Plan, options vest based on the vesting period as determined by the plan administrator.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



          The Company granted 1,590,000 and 226,000 options to employees and directors under the 2000 Plan on May 15, 2000 and December 28, 2000, respectively. All of these options granted had a term of 5 years from the date of vesting and vested 33% on May 15, 2001, 33% on May 15, 2002, and the remainder on May 15, 2003. A total of 430,000 and 360,000 options were canceled during 2001 and 2000, respectively.

          On September 14, 2000, each of the seven non-employee Directors was granted 100,000 options. These options vest on the second anniversary of the grant date and expire on the 10th anniversary of the grant date. A total of 400,000 options were canceled in 2001 as a result of the resignation or non-reelection of four Directors.

          During 2000, the Company granted 45,000 options to consultants for services provided. Options for 35,000 shares of common stock were immediately vested, while the remaining 10,000 options vest over a period of three years.

          On July 1, 2001, the Company granted 10,000 options to an employee under the 2000 Plan. Options have a term of 5 years from date of vesting and vest 66% on May 15, 2002 and 34% on May 15, 2003.

          The Stock Incentive Plan was canceled on March 21, 2002 when GlobalNet merged into a wholly owned subsidiary of Parent. The 1,595,000 options that were out of the money on March 21, 2002 were forfeited. The 261,000 options that were in the money on March 21, 2002 were exchanged for Parent options based on an exchange ratio of 0.03853 shares of Parent common stock for each share of GlobalNet common stock.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


          Stock option activity is as follows:

                                                                                               Weighted
                                                                          Weighted              average
                                                                           average             fair value
                                                     Number               exercise              on grant
                                                    of shares               price                 date
                                                ------------------    ------------------   -------------------
Outstanding, December 31, 1999                                 --      $             --
Granted                                                 2,561,000                  9.51     $            5.40
Forfeited                                                (360,000)                 7.80
                                                ------------------    ------------------
Outstanding, December 31, 2000                          2,201,000                  9.83
Granted                                                    85,000                  0.51                  4.32
Forfeited                                                (430,000)                14.94
                                                ------------------    ------------------
Outstanding, December 31, 2001                          1,856,000                  8.22
Granted                                                        --                    --
Converted into Parent options                            (261,000)                 0.67
Forfeited                                              (1,595,000)                 9.46
                                                ------------------    ------------------
Outstanding, March 21, 2002                                    --      $             --
                                                ==================    ==================

          There was no option activity during the period March 22, 2002 through December 31, 2002 and there were no options outstanding as of December 31, 2002.

          The Company elected to follow APB No. 25 and related interpretations in accounting for its stock options. See note 2 for a calculation of the Company's pro-forma net loss under the fair value method pursuant to SFAS No. 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted average assumptions: zero dividend yield; expected lives of 3.7 years in 2001 and 3.6 years in 2000; expected volatility of 65% in 2001 and 66% in 2000; and a risk free interest rate of 6.30% in 2001 and 6.40% in 2000.

(12) Credit and Business Concentrations

     SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance sheet concentrations such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

     A significant portion of the Company's revenue is concentrated among a few large customers. The largest customer represented 64% and 54% of total revenue for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively. The next three largest customers represented 16% and 31% of total revenue for the periods March 22, 2002 through December 31, 2002 and January 1, 2002 through March 21, 2002, respectively. The three largest customers represented 77% and 60% of total revenue in 2001 and 2000, respectively. Accounts receivable from the largest three customers were approximately $3,494,260 and $2,141,288 at December 31, 2002 and 2001, respectively.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001



     GlobalNet's primary customer, Global Crossing Ltd. (Global Crossing), filed for protection under Chapter 11 of the United States Bankruptcy code in January 2002. As of the date of petition, Global Crossing maintained an outstanding balance due to the Company of $705,000, which has been included in the allowance for doubtful accounts at December 31, 2002. Subsequent to the bankruptcy filing, Global Crossing has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing.

     The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Amounts due to this supplier were $9,856,797 at December 31, 2002, net of the Company's receivable from the supplier of $40,504. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

(13) Geographic and Business Segment Information

     The Company has adopted  SFAS No.  131,  Disclosures  about  Segments of an
     Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment - telecommunication services.

     Data relating to the Company's operations by geographic area is set forth below:

                                            United States           Mexico             Other               Total
                                         -----------------   -----------------  -----------------   -----------------
January 1, 2002 through
     March 21, 2002
     Revenues                          $               --          16,122,004          3,613,587          19,735,591
March 22, 2002 through
     December 31, 2002
     Revenues                                          --          65,572,311         13,669,152          79,241,463
2002:
     Identifiable assets                        3,317,141                  --                 --           3,317,141
2001:
     Revenues                                          --          66,386,097         10,601,377          76,987,474
     Identifiable assets                        9,882,730                  --                 --           9,882,730
2000:
     Revenues                                          --          37,312,408         40,778,127          78,090,535
     Identifiable assets                       10,038,779                  --                 --          10,038,779

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

(14) Litigation

     The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

     The XEX Consulting Company, Inc. - In November 2001, an action was filed against the Company and others by XEX Consulting Company, Inc. (XEX). The Complaint alleges, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. The Company believes that it has meritorious defenses to this action which it intends to assert vigorously.

     Wholesale Telecom Corporation - In October 2001, GlobalNet filed a complaint against Wholesale Telecom Corporation (WTC) in the Circuit Court of the 11th Judicial Circuit for Dade County (Florida) seeking to recover $536,578.66 (plus interest since October 23, 2000) of past-due unpaid amounts for telecom services provided by GlobalNet. In June 2002, WTC filed a counterclaim alleging violations of the Communications Act and fraud, and seeking punitive damages in excess of $1 million. The counterclaim alleges that the Company has "knowingly issued fraudulent invoices." GlobalNet believes that it has good and meritorious defenses against the counterclaim.

     Manuel Dreyfus - On February 25, 2003, Manuel Dreyfus filed a complaint against GlobalNet and its former President. The complaint seeks to recover $40,000 of expenses that the plaintiff claims to have incurred on behalf of Global Telekom Ventures, Inc. (GTV), a company owned by the Company's former President, in 1998 and 1999. GlobalNet has never had an equity interest and/or a commercial relationship with GTV. The plaintiff also alleges that he had an oral one-year employment agreement with GlobalNet and that he was verbally granted 100,000 shares of GlobalNet's common stock. The plaintiff alleges that GlobalNet was in breach of this oral employment agreement when he was terminated in November 2000 and that he is owed 100,000 shares of GlobalNet's common stock. The Company believes that it has good and meritorious defenses against this complaint.

     Interwest Transfer Co., Inc. - Interwest Transfer Co., Inc. (Interwest) was the transfer agent of Rich Earth, Inc. (Rich Earth), a publicly traded shell company acquired by GlobalNet in a "reverse merger" transaction in May 2000. Interwest is currently a defendant in the litigation between two former shareholders of Rich Earth over the ownership of a stock certificate. Under the transfer agent agreement between Interwest and Rich Earth, GlobalNet (as the successor company of Rich Earth) is indemnifying Interwest from any potential loss (and legal expenses) that could arise from such litigation. The Company believes that the resolution of this litigation will not have a material adverse effect on the Company.

                         GLOBALNET, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 2002 and 2001


     Star Telecommunications, Inc. - On May 15, 2003, an action was commenced in the United States Bankruptcy Court for the District of Delaware against GlobalNet by the Liquidating Trustee of the Star Creditors' Liquidating Trust. The complaint alleges that GlobalNet received preferential payments of $754,548 from Star Telecommunications, Inc. (Star) within the 90 days prior to Star's Chapter 11 bankruptcy filing on March 13, 2001 and seeks the refund of these payments. The Company believes that the payments were in the ordinary course of business and in accordance with the credit terms and, therefore, believes it has good and meritorious defenses against this complaint.

(15) Management's Plans and Intentions for Continuing Operations

     The Company has negative working capital at December 31, 2002 and has experienced negative operating cash flows as well as significant operating losses since its inception in 1996. Additionally, on July 11, 2002, Parent made the decision to exit its telecommunications business and to sell GlobalNet. This raises substantial doubt about the Company's ability to continue as a going concern.

     Management is exploring different alternatives to address its short-term and long-term financing needs. Such alternatives range from cutting operating expenses in order to enhance the internal generation of cash flows to potentially selling the Company to a third party. See note 16 for further details on a pending transaction. There can be no assurances, however, that the Company will be successful in implementing any of these alternatives.

(16) Subsequent Events

     On February 6, 2003, Parent loaned the Company $1,500,000 for working capital purposes, of which $500,000 was repaid to Parent on May 30, 2003.

     On March 28, 2003, the Company wire-transferred $2,500,000 to Parent to partially fund the balloon payment due on March 31, 2003 pursuant to a Payment Agreement with MCI. On March 31, 2003, Parent paid, on behalf of the Company, the outstanding balance of $3,633,414 under the Payment Agreement with MCI. This resulted in an increase of $1,133,414 in the intercompany loan balance due to Parent, which amounted to $13,363,819 as of May 30, 2003.

     On April 15, 2003, GlobalNet International, Inc., a wholly owned subsidiary of GlobalNet, Inc., was converted to a single member Delaware limited liability company, GlobalNet International, L.L.C., in which GlobalNet, Inc. is the sole member.

     On May 20, 2003, Parent entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund, a Panama corporation. Pursuant to the Stock Purchase Agreement, GlobalNet Systems agreed to purchase from Parent all the Company's outstanding common stock and to obtain releases from GlobalNet's creditors for certain guarantees issued by Parent for certain GlobalNet's obligations. The only remaining condition to the closing of the purchase is the delivery of audited financial statements of GlobalNet to the buyer.

(17) Events (Unaudited) Subsequent to the Date of the Independent Auditor's
     Report

     On August 25, 2003, iDial Networks, Inc. (iDial) consummated the purchase of all the outstanding common stock of GlobalNet from Titan. Prior to that, on May 20, 2003, Titan had entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund (GEF), a Panamanian corporation. On August 21, 2003, iDial entered into an Assignment and Assumption of the Stock Purchase Agreement with GEF, GlobalNet Systems and Titan (the Assignment), whereby GlobalNet Systems transferred all its rights and obligations under the Stock Purchase Agreement, including the right to receive all the outstanding common stock of GlobalNet, to iDial.

       In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to iDial.

Exhibit B (2)         GLOBALNET, INC. AND SUBSIDIARY
                     Consolidated Balance Sheets
               At June 28, 2003 (unaudited) and December 31, 2002



                                Assets                                       June 28, 2003       December 31, 2002
                                                                              (unaudited)
                                                                           -------------------  ---------------------
Current assets:
     Cash                                                                   $      4,534,423     $           981,296
     Accounts receivable, net of allowance for doubtful                            3,597,797               4,551,574
        accounts of $2,270,449 and $2,318,159, respectively
     Prepaid expenses and other current assets                                       292,822                 376,415
     Carrier deposits                                                                572,139                 578,072
                                                                           ------------------   ---------------------
                  Total current assets                                             8,997,181               6,487,357
Property and equipment, net                                                        2,915,544               3,317,141

                                                                           ------------------   ---------------------
                  Total assets                                              $     11,912,725 $             9,804,498
                                                                           ==================   =====================
                  Liabilities and Stockholders' Deficit
Current liabilities:
     Accounts payable                                                      $       3,269,813    $          4,513,930
     Due to MCI                                                                   14,740,633               9,856,797
     Accrued expenses                                                                602,415                 868,694
     Payable to Parent, net of receivable                                          3,161,258               1,761,991
     Restructuring reserve                                                           305,588                 526,822
     Deferred revenue                                                                 63,571                 103,595
     Current portion of capital lease obligations                                  3,997,638               5,321,454
     Note payable to Parent                                                       12,326,332              10,854,601
                                                                           ------------------   ---------------------
                  Total current liabilities                                       38,467,248              33,807,884

Capital lease obligations, net of current portion                                    756,134               2,277,372

Commitments and contingencies                                                             --                      --
Stockholders' deficit:
     Common stock; 25,000 shares authorized, no par value; 1,000 shares issued and outstanding
     Additional paid-in-capital                                                   31,001,282               31,001,282
     Accumulated deficit                                                         (58,311,940)             (57,282,040)
                                                                           ------------------        -----------------
                 Total stockholders' deficit                                     (27,310,658)             (26,280,758)
                                                                           ------------------        -----------------
                 Total liabilities and stockholders' deficit               $      11,912,725         $      9,804,498
                                                                           ==================        =================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Operations (unaudited)
            For the Six Months Ended June 28, 2003 and June 29, 2002

                                                                         ------------------  -----------------
                                                                                                Six months
                                                                         Six months ended       ended June 29,
                                                                         June 28, 2003              2002
                                                                         ------------------  -----------------
Revenue                                                                  $      54,022,229   $     47,930,447
Operating expenses:
    Data communications and telecommunications                                  50,238,410         43,805,572

    Network research and development (exclusive of $0 for the six months ended
       June 28, 2003, and $643,929 for the six months ended June 29, 2002 reported below as noncash
       stock compensation)                                                       1,892,422          3,148,810
    Selling and marketing                                                          219,091            413,641
    General and administrative (exclusive of $0 for the six months ended June 28, 2003, and $4,674,195 for the six months ended
       June 29, 2002 reported below as noncash stock compensation)               1,146,490          3,429,278
    Restructuring charges                                                              987                --
    Corporate allocations                                                            4,440              3,540
    Bad debt expense                                                                    --             726,057
    Depreciation and amortization                                                  777,818          2,244,097
    Noncash stock compensation                                                         --           5,318,124
                                                                         ------------------  -----------------
               Total operating expenses                                         54,279,658         59,089,119
                                                                         ------------------  -----------------
               Operating loss                                                     (257,429)       (11,158,672)
Interest on note payable to Parent                                                (471,731)          (142,666)
Interest expense, net                                                             (300,739)          (544,648)
Noncash financing cost                                                              --             (1,284,651)
                                                                         ------------------  -----------------
               Loss before income taxes                                         (1,029,899)       (13,130,637)
Income taxes                                                                        --                 --
                                                                         ------------------  -----------------
               Net loss                                                  $      $1,029,899)  $    (13,130,637)
                                                                         ==================  =================

          See accompanying notes to consolidated financial statements.

                         GLOBALNET, INC. AND SUBSIDIARY
                Consolidated Statements of Cash Flows (unaudited)
            For the Six Months Ended June 28, 2003 and June 29, 2002

                                                                   Six months ended  Six months ended
                                                                    June 28, 2003    June 29, 2002
                                                                   ----------------  ----------------
Cash flows from operating activities:
    Net loss                                                        $   (1,029,899)   $  (13,130,637)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
        Depreciation and amortization                                      777,818         2,244,097
        Provision for doubtful accounts                                    (47,710)          726,057
        Noncash stock compensation                                              --         5,318,124
        Noncash financing costs                                                 --         1,284,651
        Changes in assets and liabilities:
          Accounts receivable                                            1,001,487           467,578
          Due from related party                                                --          (182,609)
          Interest on Parent loan                                          471,731           142,666
          Prepaid expenses and other current assets                         83,593           (99,175)
          Carrier deposits                                                   5,933            53,673
          Accounts payable                                              (1,244,117)       (5,853,468)
          Due to MCI                                                     4,883,836         4,407,734
          Restructuring reserve                                           (221,234)               --
          Payable to Parent, net of receivable                           1,399,267           284,879
          Salaries and wages payable                                            --                --
          Deferred revenue                                                 (40,024)          657,043
          Accrued expenses                                                (266,279)          (93,844)
                                                                   ----------------  ----------------
             Net cash provided by (used in) operating activities         5,774,403        (3,773,231)
                                                                   ----------------  ----------------
 Cash flows from investing activities -
    purchase of property and equipment                                    (376,221)       (1,098,458)
                                                                   ----------------  ----------------
             Net cash used in investing activities                        (376,221)       (1,098,458)
                                                                   ----------------  ----------------
 Cash flows from financing activities:

    Proceeds from parent loan                                            1,000,000         5,900,000
    Proceeds from vendor financing                                              --         1,087,322

    Principal payments on capital lease obligations                     (2,845,055)       (2,015,220)
                                                                   ----------------  ----------------
             Net cash (used in) provided by financing activi            (1,845,055)        4,972,102
                                                                   ----------------  ----------------
             Net increase (decrease) in cash                             3,553,127           100,413
Cash at beginning of period                                                981,296         1,641,278
                                                                   ----------------  ----------------
 Cash at end of period                                                 $ 4,534,423      $  1,741,691
                                                                   ================  ================

Supplemental disclosure of noncash financing and investing activity:
    Payment for purchase of 25% minority interest in and certain assets of GlobalNet, L.L.C. by Rich Earth, Inc.
      on behalf of Company                                             $        --       $        --
    Cash paid for interest                                                 283,276           544,706
    Conversion of convertible note into equity                                  --         2,201,386
    Equipment acquired under capital leases                                     --         1,087,322
    Common stock issued for legal settlement                           $        --      $    227,500

          See accompanying notes to consolidated financial statements.

 NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 28, 2003


(1) Organization and Description of Business

GlobalNet, Inc. (GlobalNet or the Company) provides global telecommunications, including high quality voice, fax, and other value-added applications over an international network.

GlobalNet was formed on May 30, 2000, when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition (Merger) of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a non-operating public shell corporation with nominal assets. GII management controlled the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc. As a result of the reverse merger, the operating entity, GII, continues as the operating entity under the GlobalNet, Inc. name, and its historical financial statements replaced those of Rich Earth.

GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. (DTA) exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation (Reorganization). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet, L.L.C. DTA's interest in GlobalNet, L.L.C. was 75% at December 31, 1999. GlobalNet, L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider products via an international Internet protocol-based network.

On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet, L.L.C. to 100% and was accounted for under the purchase method of accounting.

On March 21, 2002, GlobalNet, Inc. merged with a subsidiary of The Titan Corporation (Titan or Parent). In the merger, a wholly owned subsidiary of Parent merged into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options and warrants were converted into Parent common shares, options and warrants, plus cash in lieu of fractional shares. The merger had an aggregate equity transaction value of approximately $31.0 million. The transaction was accounted for as a purchase. The excess of the purchase price of $31.0 million over the estimated fair market value of the net liabilities acquired of approximately $19.3 million was approximately $50.3 million, which was allocated to goodwill. After the merger, Parent reduced the number of shares of common stock outstanding in GlobalNet from 37,617,637 shares to 1,000 shares and converted GII into a single member Delaware limited liability company, GlobalNet International, L.L.C., in which GlobalNet is the sole member.

On July 11,  2002,  Titan  made  the  decision  to exit  its  telecommunications business and to sell GlobalNet. At that time, Titan determined that there had been an impairment of the carrying value of GlobalNet's goodwill of approximately $50.3 million in accordance with SFAS No. 142. The measurement of this impairment was evident based upon estimates of fair value, as determined by recent offers received by Titan from potential buyers, compared to the carrying value of the asset. In accordance with Staff Accounting Bulletin No. 54 and No. 73, the Company has "pushed down" to its stand-alone consolidated financial statements the purchase accounting adjustments and the subsequent write-off of goodwill recorded by Parent. As a result, the consolidated financial information for the period after the merger is presented on a different cost basis than that for the periods before the merger and, therefore, is not comparable.

As described in Note 10, on August 25, 2003, iDial Networks, Inc. acquired all the outstanding common stock of GlobalNet from Titan.

The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2) Basis of Financial Statement Preparation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Notes to Consolidated Financial Statements contained in the Company's audited financial statements as of and for the year ended December 31, 2002.

The accompanying financial information includes all normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position, results of operations and cash flows for the periods presented. However, these results are not necessarily indicative of results for a full fiscal year.

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) Restructuring Charges

The Company recorded a restructuring charge of $1,113,112 for the year ended December 31, 2002, which was increased by $987 for the six months ended June 28, 2003. Approximately $279,000 of the restructuring charge is related to the severance payment for certain employees terminated in July 2002 as part of a restructuring plan to reduce headcount and operating expenses.

Approximately $673,000 of the restructuring charge is related to lease agreements for circuits that the Company discontinued in July 2002 as a result of the Company's strategy to consolidate traffic in certain facilities in order to realize synergies and reduce operating costs. The charge represents the future payments for the remaining terms of those lease agreements.

Approximately $61,000 of the restructuring charge corresponds to the cost of closing the Company's office in Marietta, Georgia. The charge includes the future lease payments for the remaining term of the lease agreement and the moving expenses.

The remaining $101,000 of the restructuring charge is related to the Company's headquarters in Lombard, Illinois. The Company recorded a charge of 50% of the lease cost of its offices in Lombard for the remaining term of the lease agreement as a result of the current underutilization of the office space.

The table below shows the expenses applied against the restructuring reserve for the six months ended June 28, 2003:

                                                     Balance of                           Balance of
                                                    Restructuring          Expenses       Restrucuring
                                                       Reserve             applied         Reserve
                                                     Decemeber 31,         against         June 28,
                                                        2002               reserve         2003
                                                    -----------------  -----------------  ----------------
Severance payments                                     $           -    $             -    $            -
Unused circuit leases                                        441,933           (178,785)          263,148
Closing costs of Marietta office                              13,554            (11,991)            1,563
Underutilization cost of Lombard office                       71,335            (30,458)           40,877
                                                    ------------------ -----------------  ----------------
                                                       $     526,822    $      (221,234)   $      305,588
                                                    ================== =================  ================

4) MCI Payment Agreement

On February 27, 2002, the Company entered into an agreement with MCI WorldCom Network Services, Inc. (MCI) to refinance a $6,083,414 balance of past due payables (Payment Agreement). On March 31, 2003, the Company made the final balloon payment of $3,633,414 under the Payment Agreement.

As described in Note (10), on July 15, 2003, GlobalNet entered into a $4,870,593 promissory note payable to MCI.

(5) Related Parties

On January 6, 2002, GlobalNet and Titan entered into a secured note purchase agreement that was subsequently amended on August 30, 2002. Pursuant to this agreement, GlobalNet's outstanding debt at June 28, 2003 was $12,326,332, including accrued interest at 8% per annum of $1,026,332. Interest expense for the six months ended June 28, 2003 was $471,731.

The intercompany payable balance (net of receivable) with Titan increased from $1,761,991 at December 31, 2002 to $3,161,258 at June 28, 2003 as a result of expenses paid by Titan on behalf of the Company and additional funding provided by Titan to the Company.

GlobalNet provides long-distance termination services in the United States to TTN Guatemala, a former subsidiary of Titan. The total amount invoiced by the Company to TTN Guatemala for these services amounted to $74,436 for the six months ended June 28, 2003.

(6) Credit and Business Concentrations

SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

A significant portion of the Company's revenue is concentrated among a few large customers. The largest customer represented 50% and 63% of total revenue for the six months ended June 28, 2003 and June 29, 2002, respectively. The next three largest customers represented 30% and 22% of total revenue for the six months ended June 28, 2003 and June 29, 2002, respectively. Accounts receivable from the largest three customers at June 28, 2003 were approximately $2,811,902, net of a reserve for uncollectible accounts of approximately $705,000.

GlobalNet's primary customer, Global Crossing Ltd. (Global Crossing), filed for protection under Chapter 11 of the United States Bankruptcy code in January
2002. As of the date of petition, Global Crossing maintained an outstanding balance due to the Company of $705,000, which has been included in the allowance for doubtful accounts at December 31, 2002. Subsequent to the bankruptcy filing, Global Crossing has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing.

The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Amounts due to this supplier were $14,740,633 at June 28, 2003 and the Company's receivable from the supplier amounted to $50,337. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

(7) Geographic and Business Segment Information

The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment - telecommunication services.

Data relating to the Company's operations by geographic area is set forth below:

                                        United States           Mexico             Other               Total
                                      -----------------   -----------------  -----------------   -----------------
Six Months Ended June 28, 2003
     Revenues                          $            --         40,225,552         13,796,677     $     54,022,229
Six Months Ended June 29, 2002
     Revenues                                       --         40,016,903          7,913,544           47,930,447
At June 28, 2003
     Identifiable assets               $     2,915,544                 --                 --     $      2,915,544
At December 31, 2002
     Identifiable assets               $     3,317,141                 --                 --     $      3,317,141


The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

(8) Litigation

The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

The XEX Consulting Company, Inc. - In November 2001, an action was filed against the Company and others by XEX Consulting Company, Inc. (XEX). The Complaint alleged, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. On June 25, 2003, the Company and XEX reached a settlement agreement, whereby XEX agreed to voluntarily dismiss its complaint against the Company without prejudice in exchange for no monetary consideration.

Wholesale Telecom Corporation - In October 2001, GlobalNet filed a complaint against Wholesale Telecom Corporation (WTC) in the Circuit Court of the 11th Judicial Circuit for Dade County (Florida) seeking to recover $536,579 (plus interest since October 23, 2000) of past-due unpaid amounts for telecom services provided by GlobalNet. In June 2002, WTC filed a counterclaim alleging violations of the Communications Act and fraud, and seeking punitive damages in excess of $1 million. The counterclaim alleges that the Company has "knowingly issued fraudulent invoices". GlobalNet believes that it has good and meritorious defenses against the counterclaim.

Manuel Dreyfus - On February 25, 2003, Manuel Dreyfus filed a complaint against GlobalNet and its former President. The complaint seeks to recover $40,000 of expenses that the plaintiff claims to have incurred on behalf of Global Telekom Ventures, Inc. (GTV), a company owned by the Company's former President, in 1998 and 1999. GlobalNet has never had an equity interest and/or a commercial relationship with GTV. The plaintiff also alleges that he had an oral one-year employment agreement with GlobalNet and that he was verbally granted 100,000 shares of GlobalNet's common stock. The plaintiff alleges that GlobalNet was in breach of this oral employment agreement when he was terminated in November 2000 and that he is owed 100,000 shares of GlobalNet's common stock. GlobalNet believes that it has good and meritorious defenses against the complaint and has filed a motion to dismiss.

Interwest Transfer Co., Inc. - Interwest Transfer Co., Inc. (Interwest) was the transfer agent of Rich Earth, Inc. (Rich Earth), a publicly traded shell company acquired by GlobalNet in a "reverse merger" transaction in May 2000. Interwest is currently a defendant in the litigation between two former shareholders of Rich Earth over the ownership of a stock certificate. Under the transfer agent agreement between Interwest and Rich Earth, GlobalNet (as the successor company of Rich Earth) is indemnifying Interwest from any potential loss (and legal expenses) that could arise from such litigation. The Company believes that the resolution of this litigation will not have a material adverse effect on the Company.

Star Telecommunications, Inc. - On May 15, 2003, an action was commenced in the United States Bankruptcy Court for the District of Delaware against GlobalNet by the Liquidating Trustee of the Star Creditors' Liquidating Trust (Star Creditors' Liquidating Trust). The complaint alleges that GlobalNet received preferential payments of $754,548 from Star Telecommunications, Inc. (Star) within the 90 days prior to Star's Chapter 11 bankruptcy filing on March 13, 2001 and seeks the refund of these payments. On September 9, 2003, GlobalNet accepted a proposal from Star Creditors' Liquidating Trust to settle this matter for $15,000 in exchange for a mutual release.

(9) Management's Plans and Intentions for Continuing Operations

The Company has negative working capital at June 28, 2003 and has experienced negative operating cash flows as well as continuing net losses for the six months ended June 28, 2003 and the year ended December 31, 2002. Additionally, the Company has experienced significant operating losses since its inception in 1996.

Management's focus has been on reducing operating expenses and increasing revenues from existing customers in order to enhance the internal generation of cash flows. As a result of these efforts, the Company has been able to maintain a positive EBITDA for the six months ended June 28, 2003. Management is also exploring different alternatives to address its short-term and long-term financing needs, including raising equity and debt financings. There can be no assurances, however, that the Company will be successful in implementing any of these alternatives.

Management continues to believe that the Company is well suited to take advantage of the current market opportunities. The Company will continue to aggressively pursue business in higher-margin geographic regions and monitor costs.

(10) Subsequent Events

On August 25, 2003, iDial Networks, Inc. (iDial) consummated the purchase of all the outstanding common stock of GlobalNet from Titan. Prior to that, on May 20, 2003, Titan had entered into a Stock Purchase Agreement with GlobalNet Systems, Inc. (GlobalNet Systems), a Florida corporation and a wholly owned subsidiary of Growth Enterprise Fund (GEF), a Panamanian corporation. On August 21, 2003, iDial entered into an Assignment and Assumption of the Stock Purchase Agreement with GEF, GlobalNet Systems and Titan (the Assignment), whereby GlobalNet
Systems transferred all its rights and obligations under the Stock Purchase Agreement, including the right to receive all the outstanding common stock of GlobalNet, to iDial.

In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to iDial.

On July 15, 2003,  GlobalNet  entered into a two-year  promissory  note with MCI
WorldCom Network Services, Inc. (MCI) to refinance an open payable balance to MCI of approximately $4,870,593 (the Note). The Note bears interest at 6% per annum and has 23 monthly payments of $220,000 and a final payment of $114,906 which is due on June 30, 2005. In connection with the Note, the Company entered into a Security Agreement with MCI, whereby GlobalNet pledged all its assets as collateral for all the obligations and indebtedness of the Company with MCI.

On August 27, 2003, GlobalNet made a $60 million revenue commitment to MCI for a period of two years commencing September 1, 2003 (the Revenue Commitment). The Revenue Commitment contains a price protection mechanism that allows GlobalNet to terminate the Revenue Commitment by paying off the outstanding balance of the
Note in the event that MCI's sell rates to the Company become less competitive than the sell rates available from other telecom providers.

EXHIBIT C
                          UNAUDITED PRO FORMA CONDENSED

                        CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of GlobalNet, Inc. (GlobalNet) by iDial Networks, Inc. (iDial) with GlobalNet identified as the accounting acquiror under the purchase method of accounting in accordance with SFAS No. 141. These pro forma condensed statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of GlobalNet would actually have been if the acquisition of GlobalNet by iDial had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of GlobalNet for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. The Company is in the process of obtaining an independent valuation for purposes of determining the fair value and related purchase price allocation of the acquisition. The valuation may have a material effect on the purchase price allocation and recoverability of the resulting assets reflected above for pro forma presentation purposes.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2003, was prepared by combining the historical balance sheet at June 28, 2003 for GlobalNet with the historical balance sheet at June 30, 2003, for iDial giving effect to the acquisition as though it had been completed on June 30, 2003.

The unaudited pro forma condensed consolidated statements of operations for the periods presented were prepared by combining GlobalNet's statements of operations for the six months ended June 28, 2003 and the year ended December 31, 2002 with iDial statements of operations for the same periods, giving effect to the acquisition as though it had occurred on January 1, 2002. These unaudited pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

                              iDial Networks, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                               As of June 30, 2003

                                                                                           Pro Forma                Pro Forma
                                                    GlobalNet[1]  iDial [2]   Total        Adjustments    Ref.       Combined
                                                    ----------- ----------- ----------     ----------- ----------- -----------
                     Assets
Current assets:
   Cash                                           $  4,534,423     104,725    4,639,148        70,000   [5] [9]     4,709,148
   Accounts receivable, net                          3,597,797     191,909    3,789,706             -               3,789,706
   Prepaid expenses and other current assets           292,822     163,958      456,780             -                 456,780
   Carrier deposits                                    572,139      29,658      601,797             -                 601,797
                                                  ------------- -----------  -----------   ------------          -------------
           Total current assets                      8,997,181     490,249    9,487,430        70,000               9,557,430
Property and equipment, net                          2,915,544     573,866    3,489,410             -               3,489,410
Deposit on Letter of Intent                                  -     331,300      331,300             -                 331,300
Intangible assets, net                                       -      64,500       64,500             -                  64,500
Goodwill                                                     -           -            -    35,046,990     [7]      35,046,990
Other assets                                                 -      82,914       82,914       180,000     [9]         262,914
Note receivable from GlobalNet                               -           -            -             -   [6] [8]
                                                  ------------- -----------  -----------   ------------          -------------
           Total assets                           $ 11,912,725   1,542,829   13,455,554    35,296,990              48,752,544
                                                  ============= ===========  ===========   ============          =============
      Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                               $  3,269,813   1,202,305    4,472,118             -               4,472,118
   Due to MCI                                       14,740,633           -   14,740,633             -              14,740,633
   Accrued expenses                                    602,415     806,367    1,408,783             -               1,408,783
   Payable to related parties, net of receivable     3,161,258     169,424    3,330,682    (3,161,258)    [8]         169,424
   Restructuring reserve                               305,588           -      305,588             -                 305,588
   Deferred revenue                                     63,571     108,788      172,360             -                 172,360
   Current portion of notes payable                          -     154,914      154,914             -                 154,914
   Current portion of capital lease obligations      3,997,638       1,568    3,999,206             -               3,999,206
   Note payable to Parent                           12,326,332           -   12,326,332   (12,326,332)    [8]               -
   Note payable to Growth                                    -           -            -       500,000     [5]         500,000
   New note payable to Titan                                 -           -            -     1,500,000     [5]       1,500,000
   Current portion of mandatorily redeemable
        preferred stock                                      -           -            -     1,225,000     [6]       1,225,000
                                                  ------------- -----------  -----------   ------------          -------------
           Total current liabilities                38,467,248   2,443,367   40,910,615   (12,262,590)             28,648,025

Capital lease obligations, net of current portion      756,134           -      756,134             -                 756,134
Note payable, less current portion                           -       3,094        3,094             -                   3,094
Note payable - stockholders, net of discount                 -   1,416,751    1,416,751    (1,416,751)  [9] [10]            -
Mandatorily redeemable preferred stock                       -           -            -    14,375,000     [6]      14,375,000
Stockholders' deficit:
   Common stock                                              -   1,340,936    1,340,936    24,261,830     [3]      25,602,766
   Additional paid-in-capital                       31,001,282  19,352,160   50,353,442   (12,673,979)[3] [4] [7]  37,679,464
   Accumulated deficit                             (58,311,940)(23,013,479) (81,325,419)   23,013,479     [4]     (58,311,940)
   Deferred compensation                                     -           -            -             -                       -
                                                  ------------- -----------  -----------   ------------          -------------
           Total stockholders' deficit             (27,310,658) (2,320,383) (29,631,041)   34,601,331               4,970,290
                                                    ----------- ----------- ----------    -----------             -----------
           Total liabilities and stockholders'
               deficit                            $ 11,912,725   1,542,829   13,455,554    35,296,990              48,752,544
                                                  ============= ===========  ===========   ============          =============


                              iDial Networks, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                     For the Six Months Ended June 30, 2003

                                               GlobalNet [1]     iDial [2]     Total         Pro Forma        Ref.       Pro Forma
                                                                                            Adjustments                   Combined
                                              --------------  ------------   ----------   ---------------             --------------
Revenue ......................................$  54,022,229    3,359,192     57,381,421            --                    57,381,421
Operating expenses:
    Data communications and
        telecommunications .....                 50,238,410    2,165,089     52,403,499            --                    52,403,499
    Network operations .......................    1,892,422       50,260      1,942,682            --                     1,942,682
    Selling and marketing ....................      219,091    1,091,405      1,310,496            --                     1,310,496
    General and administrative ...............    1,146,490    1,214,527      2,361,017            --                     2,361,017
    Restructuring charges ....................          987         --              987            --                           987
    Corporate allocations ....................        4,440         --            4,440            --                         4,440
    Bad debt expense .........................         --          8,486          8,486            --                         8,486
    Depreciation and amortization ............      777,818      204,230        982,048            --                       982,048
                                              --------------  ------------   ----------   ---------------             --------------
        Total operating expenses ...........     54,279,658    4,733,997     59,013,655            --                    59,013,655
                                              --------------  ------------   ----------   ---------------             --------------
                Operating loss ...............     (257,429)  (1,374,805)    (1,632,234)           --                    (1,632,234)
Interest on note payable to Parent ...........     (471,731)        --         (471,731)           --                      (471,731)
Interest expense, net ........................     (300,739)    (617,182)      (917,921)       (105,000)      [14]       (1,022,921)
Gain (loss) from sale of assets ..............         --        (26,182)       (26,182)           --                       (26,182)
Noncash financing cost .......................         --           --             --          (643,333)    [12][13]       (643,333)
                                              --------------  ------------   ----------   ---------------             --------------
        Loss from continuing operations ....     (1,029,899)  (2,018,169)    (3,048,068)       (748,333)                 (3,796,401)
Gain (loss) from discontinued operations .....         --           --             --              --                           --
Income taxes .................................         --           --             --              --                           --
                                              --------------  ------------   ----------   ---------------             --------------
                Net loss .....................$  (1,029,899)  (2,018,169)    (3,048,068)       (748,333)                 (3,796,401)
Preferred stock dividend .....................         --           --             --          (359,375)      [11]         (359,375)
                                              --------------  ------------   ----------   ---------------             --------------
        Net loss applicable to common shares     (1,029,899)  (2,018,169)    (3,048,068)     (1,107,708)                 (4,155,776)
                                              ==============  ============   ===========  ===============             ==============

Weighted average shares outstanding ..........               162,382,488    162,382,488   4,852,366,088               5,014,748,576
                Loss per share ...............                     (0.01)         (0.02)          (0.00)                      (0.00)
                                              ==============  ============   ===========  ===============             ==============
Supplemental presentation of loss per
share given effect a 150 to 1 reverse
stock split:
Weighted average shares outstanding ..........                 1,082,550      1,082,550      32,349,107                  33,431,657
                Loss per share ...............                     (1.86)         (2.82)          (0.03)                     (0.12)
                                              ==============  ============   ===========  ===============             ==============

              iDial Networks, Inc.
       Unaudited Pro Forma Combined Statement of Operations
      For the Year Ended December 31, 2002

                                                GlobalNet [1]      iDial [2]      Total    Pro Forma        Ref.       Pro Forma
                                                                                           Adjustment                   Combined
                                               ---------------- ------------ ------------ -------------- ---------- --------------
Revenue                                     $       98,977,054   11,575,276  110,552,330              -               110,552,330
Operating expenses:
    Data communications and
      telecommunications                            90,797,555    7,613,256   98,410,811              -                98,410,811
    Network operations                               5,003,058      174,635    5,177,693              -                 5,177,693
    Selling and marketing                              675,499    2,222,509    2,898,008              -                 2,898,008
    General and administrative                       4,343,194    2,731,516    7,074,710              -                 7,074,710
    Restructuring charges                            1,113,112            -    1,113,112              -                 1,113,112
    Fixed asset write-off                            4,145,564            -    4,145,564              -                 4,145,564
    Goodwill write-off                              50,300,000            -   50,300,000              -                50,300,000
    Corporate allocations                                8,883            -        8,883              -                     8,883
    Bad debt expense                                   726,057       22,679      748,736              -                   748,736
    Depreciation and amortization                    3,126,571      346,274    3,472,845              -                 3,472,845
    Noncash stock compensation                       5,318,124            -    5,318,124              -                 5,318,124
                                               ---------------- ------------ ------------ --------------            --------------
       Total operating expenses                    165,557,617   13,110,869  178,668,486              -               178,668,486
                                               ---------------- ------------ ------------ --------------            --------------
               Operating loss                      (66,580,563)  (1,535,593) (68,116,156)             -               (68,116,156)
Interest on note payable to Parent                    (554,601)           -     (554,601)             -                  (554,601)
Interest expense, net                                 (968,898)    (543,662)  (1,512,560)      (210,000)    [14]       (1,722,560)
Gain from sale of assets                                     -        1,816        1,816              -                     1,816
Gain from settlement of vendor contract                      -    1,169,589    1,169,589              -                 1,169,589
Gain on extinguishment of liabilities, net                   -      387,734      387,734              -                   387,734
Noncash financing cost                              (1,284,651)           -   (1,284,651)    (2,703,418)  [12] [13]    (3,988,069)
                                               ---------------- ------------ ------------ --------------            --------------
       Loss from continuing operations             (69,388,713)    (520,116) (69,908,829)    (2,913,418)              (72,822,247)
Gain (loss) from discontinued operations                     -   (1,175,441)  (1,175,441)             -                (1,175,441)
Income taxes                                                 -            -            -              -                         -
                                               ---------------- ------------ ------------ --------------            --------------
       Net loss                             $      (69,388,713)  (1,695,557) (71,084,270)    (2,913,418)              (73,997,688)
Preferred stock dividend                                     -            -            -       (718,750)    [11]         (718,750)
                                               ---------------- ------------ ------------ --------------            --------------
       Net loss applicable to common shares        (69,388,713)  (1,695,557) (71,084,270)    (3,632,168)              (74,716,438)
                                               ================ ============ ============ ==============            ==============

Weighted average shares outstanding                              94,893,522   94,893,522  4,852,366,088             4,947,259,610
       Loss per share                                                 (0.02)       (0.75)         (0.00)                    (0.02)
                                               ================ ============ ============ ==============            ==============

Supplemental presentation of loss
per share given effect a 150 to 1
reverse stock split:
Weighted average shares outstanding                                 632,623      632,623     32,349,107                32,981,731
       Loss per share                                                 (2.68)     (112.36)         (0.11)                    (2.27)
                                               ================ ============ ============ ==============            ==============


    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


[1] The historical financial statements of GlobalNet. for the year ended December 31, 2002 are derived from audited consolidated financial statements and for the six months ended June 30, 2003 are derived from unaudited condensed consolidated financial statements of GlobalNet, all of which are presented elsewhere in this information statement.

[2] The historical financial statements of iDial for the year ended December 31, 2002 are derived from audited consolidated financial statements and for the six months ended June 30, 2003 are derived from unaudited condensed consolidated financial statements which have been previously filed on its Forms 10-KSB and 10-QSB with the Securities and Exchange Commission, respectively. Certain reclassifications were made to iDial's condensed consolidated financial statements to conform them to the presentation of GlobalNet's financial statements.

[3] To record the value of the 4,703,062,516 shares of iDial's common stock that will be issued to Growth Enterprises Fund (GEF) in connection with the Assignment and Assumption of the Stock Purchase Agreement to iDial and the 149,303,572 shares of iDial's common stock that will be issued as a finder's fee. The value of the common stock to be issued in connection with the transaction amounts to $29,114,000 using the closing price of $0.006 per share on August 21, 2003.

[4] To reclassify iDial's accumulated deficit of $23,013,000 to additional paid-in-capital.

[5] To record the cash payment to Titan of $1,500,000, the new promissory note payable to Titan of $1,500,000 and the promissory note payable to GEF of $500,000. iDial made this payment and assumed these liabilities in connection with the Assignment and Assumption of the Stock Purchase Agreement.

[6] To record the 100,000 shares of Series A Preferred Stock with a stated value of $106 per share and the 100,000 shares of Series B Preferred Stock with a stated value of $50 per share issued to GEF in connection with the assignment to iDial of a promissory note of $15,488,000 payable by GlobalNet. Commencing on December 31, 2003, iDial is required to pay $118,910 of the Series A Preferred Stock and $56,090 of the Series B Preferred Stock on the first business day of each month. Accordingly, $1,225,000 representing seven monthly payments of the Series A and Series B Preferred Stock have been classified in current liabilities.

[7] The acquisition of GlobalNet by iDial has been reflected under the purchase method of accounting in accordance with SFAS No. 141, with GlobalNet identified as the accounting acquiror. The shareholder of GlobalNet prior to the acquisition, will beneficially own 60% of the voting interest in iDial after the transaction and as a result of the change in control of iDial, the transaction has been accounted for as a reverse acquisition of iDial by GlobalNet. The purchase price consideration was based upon the value of the assets received from iDial which have more readily determinable fair values.

The purchase price consideration was determined as follows:





              Shares to be issued to GEF                        $ 28,218,375
              Shares to be issued as a finder's fee                  895,821
              Preferred stock to be issued to GEF                 15,600,000
                                                         --------------------
                                                                $ 44,714,197
                                                         --------------------

The allocation of the purchase price was as follows:

              Current assets                                       $ 490,249
              Note receivable from GlobalNet                      15,487,590
              Property and equipment, net                            573,866
              Other assets and intangibles                           478,714
              Goodwill                                            35,046,990
              Current liabilities                                 (2,443,367)
              Long-term debt                                      (1,419,845)
              Payment to Titan                                    (1,500,000)
              New note payable to Titan                           (1,500,000)
              Note payable to GEF                                   (500,000)
                                                         --------------------
                                                                $ 44,714,197
                                                         --------------------


The Company is in the process of obtaining an independent valuation for purposes of determining the fair value and related purchase price allocation of the acquisition. The valuation may have a material effect on the purchase price allocation and recoverability of the resulting assets reflected above for pro forma presentation purposes.

[8] To eliminate GlobalNet's note payable to Parent and the payable to related parties balances totaling $15,488,000 against iDial's note receivable from GlobalNet in the same amount.

[9] To record the $1,750,000 convertible note payable to the investors and the $180,000 of debt issuance cost related to the note. The convertible note was issued to finance the payment to Titan in connection with the transaction.

[10] To record the additional debt discount of $1,416,751 for the convertible notes issued to shareholders and consultants and the debt discount of $1,750,000 for the convertible note payable to the investors as described in Note [9] above.

[11] To record the 5% dividend on the Series A and Series B Preferred Stock issued to GEF.

[12] To amortize the additional debt discount for the $1,416,751 convertible note and the debt discount for the $1,750,000 convertible note. The debt discount for the $1,416,751 note was fully amortized in 2002 because this note was immediately convertible into iDial's shares of common stock. The debt discount for the $1,750,000 note was amortized over a period of 18 months as a result of the restrictions on the ability of the holders to convert the note which limits the note holder's ownership of iDial's outstanding common stock to less than 5%. It is estimated that as a result of such limitations the note will be converted over a period of 18 months.

[13] To amortize the debt issuance cost described in Note [8] over 18 months.

[14] To accrue 12% interest per annum on the $1,750,000 convertible note described in Note [9] above.